PURCHASE AND SALE AGREEMENT

This PURCHASE and SALE AGREEMENT (the “Agreement”) is made this 7th day of January, 2008, by and between SIERRA–DEAN PRODUCTION COMPANY LP, a Texas limited partnership (“Seller”) and REEF OIL & GAS INCOME AND DEVELOPMENT FUND III, L.P., a Texas limited partnership (“Buyer”), and for purposes of Sections 8 and 11(a)(ii) herein, REEF EXPLORATION, L.P., a Texas limited partnership (“RELP”), and SPI OPERATIONS LLC, a Texas limited liability company (“SPI”). The Buyer and Seller may be collectively referred to herein as the “Parties” and individually as a “Party.”

RECITALS

A.       WHEREAS, Seller owns certain oil and gas properties described herein and desires to sell certain interests in such properties; and

B.        WHEREAS, Buyer desires to purchase certain interests in such properties.

C.        WHEREAS, Buyer desires to purchase and Seller desires to sell additional interests in such properties over the life of this Agreement;

NOW, THEREFORE, in consideration of their mutual promises contained herein, the benefits to be derived by each party hereunder and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller agree to the purchase and sale of the oil and gas properties described below, in accordance with the following terms and conditions:

AGREEMENT

1.        Purchase and Sale.

(a)          Property Being Sold. Subject to the terms and conditions of this Agreement, Seller agrees to sell and convey and Buyer agrees to purchase and accept the Subject Property for the Purchase Price as defined hereinafter. The term “Subject Property” or, where the context so requires, “Subject Properties,” shall mean:

(i)
The percentages set forth in Exhibit “A” attached hereto of the right, title and interest in and to the oil, gas and mineral leases, described in Exhibit “A”, (the “Leases”) whether the interests in such property are fee interest, net revenue interests, royalty interests, leasehold interests, licenses, concessions, working interests, farmout rights, or other mineral rights of any nature (such percentages being hereinafter the “Leasehold Interest”);

(ii)
The percentages set forth in Exhibit “B” attached hereto of the right, title and interest in and to the oil and/or gas wells (whether producing, non – producing or shut – in), the water source wells, and any other types of wells, including injection and disposal wells, located on the land covered by the Dean, Dean “B” and Dean K Units, all of such wells being hereinafter referred to as (the “Wells”) and such percentage interest in such Wells being hereinafter referred to as the “Well Interest”. The Dean, Dean B and Dean K Units, as such Units are described in Exhibit A to the JOA attached hereto as Exhibit H, including the Leases, the Wells, the Contracts and the Equipment being hereinafter referred to as the “Units”;

(iii)
The percentages set forth in the contracts and agreements listed in Exhibit “C” attached hereto (collectively, the “Contracts”) with such percentage interest being referred to as the “Assigned Contracts”. In the event there are other agreements or contracts necessary or desirable with respect to the operations being conducted on the Units, at its option, Buyer shall be entitled to the benefits of such contracts or agreements;

(iv)
The percentages set forth under the heading of “Buyer’s Interest” in Exhibit “D” attached hereto of the right, title and interest in and to all equipment, machinery, fixtures and other real, personal and mixed property owned by Seller and situated on the Units, now or as of the Closing Date, or otherwise appurtenant to or currently used or held for use in connection with the ownership or operation of the Units, including, without limitation, well equipment, casing, rods, tanks, boilers, buildings, tubing, pumps, motors, fixtures, machinery, inventory, separators, dehydrators, compressors, treaters, power lines, field processing facilities, flowlines, gathering lines, transmission lines and all other pipelines, or inventory in storage, including but not limited to the items listed on Exhibit “D” (the “Equipment”), with such percentages being referred to as the “Assigned Equipment”.;

(v)
Originals, if in Seller’s possession, or copies of all of the files, records, information and data pertaining in any material way to the Units in Seller’s possession and/or to which Seller has a right (“Records”), including, without limitation, title records, abstracts, title opinions, title certificates, production records, severance tax records, geological and geophysical data, reservoir and well information, engineering data, proprietary data, accounting data and all other information relating in any way to the ownership or operation of the Units but exclusive of (A) any such records, data or information where the transfer of same is prohibited by third party agreements or applicable law, as to which Seller is unable to secure a waiver or (B) the work product of Seller’s legal counsel, excluding title opinions;

(vi)	To the extent assignable, all governmental permits, licenses, and authorizations, as well as any applications for the same, related to the Leases, and/or Wells or the use thereof (“Permits”).

The portion of the Subject Property described in Sections l(a)(i), (ii), (iii) and (iv) above may hereinafter be referred to as the “Buyer’s Working Interest.”

(b)          Property Not Being Sold. The term “Subject Property” or, as the context requires, “Subject Properties,” shall not include any of the following:

(i)	Any interest of Seller in and to the Leases not included in the Subject Properties;

(ii)	Any interest of Seller in and to the Wells and Units not included in the Subject Properties;

(iii)	Any interest of Seller in and to the Contracts not included in the Subject Properties;

(iv)	Any interest of Seller in and to the Equipment not included in the Subject Properties;

(v)
all trade credits and all accounts, instruments and general intangibles (as such terms are defined in the Texas Uniform Code) attributable to the Subject Property with respect to any period prior to the Effective Date;

(vi)
all claims and causes of action of Seller (a) arising from acts, omissions or events, or damage to or destruction of property occurring prior to the Effective Date or (b) arising under or with respect to any of the Contracts that are attributable to periods of time prior to the Effective Date (including claims for adjustments or refunds);

(vii)
all rights and interests of Seller (a) under any policy or agreement of insurance or indemnity, (b) under any bond, or (c) to any insurance or condemnation proceeds or awards arising, in each case, from acts, omissions or events or damage to or destruction of property, occurring prior to the Effective Date;

(viii)	all hydrocarbons produced and sold from the Subject Property with respect to all periods prior to the Effective Date, together with all proceeds from or of such hydrocarbons;

(ix)	all claims of Seller for refunds of or loss carry forwards with respect to (A) production or any other taxes attributable to any period prior to the Effective Date or (B) income or franchise taxes;

(x)	all amounts due or payable to Seller as adjustments to insurance premiums related to the Subject Property with respect to any period prior to the Effective Date;

(xi)	all proceeds, income or revenue (and any security or other deposits made) attributable to the Subject Property for any period prior to the Effective Date;

(xii)	all of Seller’s proprietary computer software, patents, trade secrets, copyrights, names, trademarks, logos and other intellectual property;

(xiii)	all instruments of Seller that may be protected by an attorney – client privilege, excluding title opinions; and

(xiv)	all amounts resulting from hedging transactions and any gains or losses attributable to any hedging activities entered into prior to the Effective Date by Seller with respect to the Subject Property.

The interests described in Sections 1(b)(i), (ii), (iii) and (iv) above may hereinafter be referred to as the “Seller’s Working Interest” and the Seller’s Working Interest and the Buyer’s Working Interest are collectively hereinafter known as the “Working Interest” represented by Seller to equal an 82% interest in the Leases, Wells, Contracts, and Equipment in the Dean and Dean B Units and a 100% interest in the Leases, Wells, Contracts and Equipment in the Dean K Unit.

2.        Purchase Price. Buyer agrees to pay to Seller for the Subject Property the sum of Eleven Million Five Hundred Thousand Dollars ($11,500,000.00), subject to adjustment in accordance with Section 8 of this Agreement (the “Purchase Price”). At Closing (as defined below) when the conditions set forth in Sections 7 and 8(b) below have been satisfied, the Purchase Price shall be paid by Buyer to Seller, by wire transfer of immediately available funds to the accounts designated by the Parties on the Closing Date (hereinafter defined) or by check, in accordance with the provisions of Section 8 (c) (i), (ii), (iii), (iv), (v) and (vi).

3.         Effective Date and Closing Date.

(a)           Closing Date. Subject to the terms and conditions herein, the transactions contemplated by this Agreement (“Closing”) shall take place on or before January 9, 2008 (the “Closing Date”). The conveyance of the Subject Property shall take place on this date.

(b)           Effective Date. The Effective Date for the purpose of distributing the revenue from the Subject Property only shall be December 1, 2007 at 7:00 a.m. local time at the place where the Subject Property is located. Seller and Buyer agree that Buyer shall be entitled to 100% of the revenue (less the costs of operating) from the Subject Property after the Effective Date.

(c)           Ownership Prior to the Closing Date. Except as specifically stated in Section 3 (b), (i) Seller shall be entitled to all of the rights of ownership attributable to the Subject Properties prior to the Closing Date and (ii) Seller shall bear and be responsible for the obligations of ownership attributable to the operation of the Subject Properties prior to the Closing Date.

(d)          Ownership Subsequent to the Closing Date. Buyer shall be entitled to all of the rights of ownership attributable to the Subject Properties subsequent to the Closing Date. Buyer shall also bear and be responsible for the obligations of ownership attributable to the operation of the Subject Properties subsequent to the Closing Date.

4.         Earned Interests.

(a)           On the Closing Date, Buyer shall acquire the Buyer’s Working interest. Seller and Buyer agree that, for a period of five (5) years from the Closing Date (the “Acquisition Period”), Buyer shall have the right to earn from Seller additional Working Interest (such additional Working Interest being hereinafter referred to as the “Earned Working Interest”) by paying the “Expenditures” as that term is defined in Section 4 (c) below. The total of the Buyer’s Working Interest and the Earned Working Interest (the “B&E WI”) with respect to the Dean and Dean “B” Units may be calculated at any point in time by multiplying by 82% (100% for the Dean “K” Unit), a fraction, the numerator of which is the sum of the Purchase Price ($11,500,000) plus Buyer paid Expenditures, and the denominator of which is the sum of $23,000,000 (deemed to be the value of the Buyer’s and Seller’s interest in the Units) plus Buyer and Seller paid Expenditures, (the “WI Fraction”).   For example, if Buyer paid Expenditures are $10,000,000, and Seller has made no Expenditures, the B&E WI for the Dean and Dean “B” Units would be calculated as $21,500,000 divided by $33,000,000, multiplied by 82%, which equals 53.424242%. Therefore, Buyer’s Earned Working Interest at that point in time for the Dean and Dean “B” Units would equal 12.424242% (53.424242% minus 41%). A like example for the Dean K Unit would yield a 65.151515% B&E WI ($21,500,000/$33,000,000 X 100%). The “Monthly Earned Working Interest” for a given month would be calculated by subtracting from the B&E WI at the end of that month, the B&E WI for the last day of the preceding month. Following the Closing Date, on the 25th day of each month, Buyer agrees to provide Seller with a notice detailing the Monthly Earned Working Interest for the previous month and the updated B&E WI and Seller’s Working Interest as of the beginning of the month in which the notice is sent. Notwithstanding any other provision in this Agreement, the Monthly Earned Working Interest earned in a particular month shall be deemed part of the B&E WI and no longer part of the Seller’s Working Interest at the end of that particular month. In the event Buyer incurs Expenditures in a particular month but does not have knowledge of such Expenditures until a later month, the Monthly Earned Working Interest, B&E WI and Seller’s Working Interest shall be retroactively adjusted to reflect such Expenditures in the proper month.

(b)           Buyer and Seller further agree that during the Acquisition Period, the Seller’s Working Interest as adjusted above shall be treated as a “Carried Working Interest.” A Carried Working Interest shall not be required to bear any part of the Expenditures attributable to Seller’s Working Interest; provided, however, that Seller shall be responsible for all costs attributable to the Seller’s Working Interest that are not Expenditures. Upon the termination of the Acquisition Period, the Seller’s Working Interest shall no longer be a Carried Working Interest and shall bear its share of Expenditures as well as its share of Lease Operating Expenses, as that term is defined below.

(c)           Regardless of whether the expenditures are treated as capitalized expenditures or operating expenses, the term “Expenditures” shall include all expenditures for operations on the Units made during the Acquisition Period pertaining to:

(i)	capitalized costs (whether for income tax or for Generally Accepted Accounting Principles), regardless of nature;

(ii)	drilling, testing, completing, and equipping costs for all new wells, both producers and water injection wells;

(iii)	the return of shut-in wells to production;

(iv)	stimulations of producing wells, including clean outs and acid jobs;

(v)	stimulations of water injection wells, including clean outs and acid jobs;

(vi)	conversion of producing wells to injection wells;

(vii)	re-entry of plugged and abandoned injector wells;

(viii)	routine well repairs on all wells, producers or water injectors;

(ix)	purchase, new or replacement, or repair of personal property or equipment, including but not limited to pumping units, including routine maintenance thereon;

(x)	trunkline repair and maintenance;

(xi)
facility and equipment repairs and additions, including storage facilities, heater-treaters, free water knockout vessels, three-phase separators, tri-plex injection pumps, gas gather system, metering facilities, pipelines, flowlines, three phase test manifold satellite stations, and office facilities and equipment;

(d)          Within 25 days of the end of each month, Buyer agrees to provide Seller with an accounting of all funds spent during the previous month for which Buyer has received invoices from vendors. This accounting will identify each payment made during the month as an Expenditure or a Lease Operating Expense. “Lease Operating Expense” is defined as a payments made for operations on the Units which are not Expenditures. Buyer and Seller agree that the accounting discussed in this paragraph is for informational purposes only, and Seller and its successors and assigns shall have no right to approve or disapprove Buyer’s designation of a payment as an Expenditure or a Lease Operating Expense.

(e)           Seller and Buyer agree that Seller shall not dissolve itself during the Acquisition Period without the written consent of Buyer.

(f)           Seller and Buyer agree that within sixty (60) days of the end of each Fiscal Quarter (as defined below), Seller shall deliver to Buyer a recordable assignment, on the form attached hereto as Exhibit “F”, of the cumulative Monthly Earned Working Interests accrued by Buyer during the previous quarter. A “Fiscal Quarter” shall end on March 31, June 30, September 30 and December 31 of each year.

(g)           Notwithstanding anything to the contrary contained in this Agreement, prior to the earlier of date twenty – four months after the Closing Date or January 9, 2010 (the “Required Contribution Date”), the total of the Expenditures made by Buyer shall be at least twenty million dollars ($20,000,000) (the “Required Contribution”).

(h)          In the event Buyer fails to make the Required Contribution by the Required Contribution Date, Seller shall have the option for a period of thirty (30) days after the Required Contribution Date to reacquire the Subject Property and Earned Working Interest for an amount equal to the Repurchase Price (as defined below). In connection with Buyer’s receipt of the Repurchase Price, Buyer agrees to execute, acknowledge and deliver any agreements necessary to effectuate the repurchase of the Subject Property and the Earned Working Interest by Seller or as may be reasonably requested by Seller. The “Repurchase Price” shall be equal to the total of the Purchase Price, plus interest on the Purchase Price at a rate of 10% accruing from the Closing Date, plus the total Buyer’s paid Expenditures, plus interest at a rate of 10% accruing from the first of the month in which Buyer made each Expenditure. If Buyer does not make the Required Contribution, Seller shall have no other recourse against Buyer aside from the right, denoted herein, to reacquire the Subject Property and the Earned Working Interest. Specifically, but not by way of limitation, Seller shall have no right to sue Buyer for damages or to demand specific performance of the Required Contribution.

5.         Representations and Warranties of Seller. Seller represents and warrants to Buyer as of the date hereof and as of the Closing Date, as follows:

(a)           Authority. Seller is a limited partnership duly organized and validly existing under the laws of the State of Texas and is qualified or licensed to conduct business in each of the jurisdictions in which it owns the Leases or acts as the operator of the Units. Seller has full legal power, right and authority to carry on its business as such is now being conducted, to own and to transfer Seller’s interest in the Units and the Permits to enter into and to perform its obligations under the terms of this Agreement, and to carry out the transactions contemplated by this Agreement.

(b)           Valid Agreement. The execution and delivery by Seller of this Agreement and the consummation of the transactions contemplated by this Agreement will not: (i) violate, nor be in conflict with, any provision of Seller’s certificate of formation or certificate of limited partnership, limited partnership agreement or other governing documents;(ii) violate or be in conflict with any material agreement or instrument to which Seller or the Units are bound; (iii) violate or be in conflict with any governmental license, permit, law, statute, rule, decree, regulation, judgment, order, ruling or decree applicable to Seller or the Units; or (iv) create any default (with due notice or lapse of time or both) or any lien or encumbrance or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license or agreement to which Seller or Units are bound.

(c)           Authorization. The execution, delivery and performance of this Agreement and the transactions contemplated hereby are duly and validly authorized by the requisite limited partnership action on the part of Seller. This Agreement has been duly executed and delivered by Seller (and all documents required hereunder to be executed and delivered by Seller have been duly executed and delivered by Seller) and this Agreement and those documents required hereunder will constitute, the valid and binding obligations of Seller, enforceable in accordance with their terms except as such enforceability may be limited by applicable bankruptcy or other similar laws affecting the rights and remedies of creditors generally as well as to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(d)           Special Warranty. Except as set forth on Schedule 5(d), Seller shall warrant title to and defend all and singular the Subject Property and the Earned Working Interest to be conveyed to Buyer, its successors and assigns, against every person whomsoever lawfully claiming the same or any part thereof, by, through or under Seller, but not otherwise.

(e)           Brokers. Seller has incurred no obligation or liability, contingent or otherwise for a brokers’ or finders’ fee with respect to this transaction for which Buyer shall have any obligation or liability.

(f)           Bankruptcy. There are no bankruptcy, reorganization, or similar arrangement proceedings pending, being contemplated by or, to Seller’s knowledge, threatened against it.

(g)           Suits and Claims. No suit, action, claim, or other proceeding is now pending or, to Seller’s best knowledge, threatened before any court or governmental agency against Seller, (except that certain suit, Norman Rockmaker v. Ronnie L. Steinocher, et al, No. CV 45,624, filed in the District Court for the 385th Judicial District, Midland County, Texas, hereinafter the Steinocher suit of which Buyer has been informed, in which Seller is a named Third Party), or the Units. To Seller’s knowledge, no notice in writing from any governmental authority or any other person has been received by Seller claiming any violation of or noncompliance with any law with respect to the Units.

(h)           Agreements. To Seller’s best knowledge, all of the Contracts, Leases and Permits are in full force and effect and Seller is not in breach of, and with the lapse of time or the giving of notice, or both, will not be in breach of, any of its obligations thereunder except to the extent such a breach would not have a material adverse effect on the value of the Units. To Seller’s best knowledge, no other party is in breach of, or with the giving of notice, or both, would be in breach of any of its obligations thereunder. All of the Contracts pertaining to the Units and the Permits are listed on Exhibit “C”.

(i)            Taxes. All due and payable ad valorem, property, production, severance and similar taxes and assessments based on or measured by the ownership of property or the production of hydrocarbons or the receipt of proceeds therefrom on the Units, for any periods prior to the Closing Date, have been properly paid except for ad valorem taxes due to Cochran County for the year 2006 and 2007.

(j)            Liens. The Subject Property will be conveyed free and clear of all liens, mortgages, pledges and encumbrances, and there will be no liens, mortgages, pledges or encumbrances encumbering the Units or Permits.

(k)           Governmental Authorizations. Seller has obtained and is maintaining all federal, state and local governmental licenses, permits, franchises, orders, exemptions, variances, waivers, authorizations, certificates, consents, rights, privileges and applications therefore that are presently necessary or required for the ownership and operation of the Units as currently owned and operated (including, but not limited to, those required under Environmental Laws).

(1)           Outstanding Capital Commitments. Schedule 5 (1) contains a complete and accurate list of all authorities for expenditure or other commitments of Seller related to the Wells or for capital expenditures for which all of the activities anticipated in such AFE’s or commitments have not been completed by the date of this Agreement.

(m)          Compliance with Laws. To Seller’s best knowledge, the Units and the Seller’s use thereof are in compliance with the provisions and requirements of all laws, rules, regulations, ordinances, orders, decisions and decrees of all governmental authorities having jurisdiction with respect to Seller or the Units or the ownership and operation thereof except for such noncompliance which would not have a material adverse effect on the ownership, operation or value of the Units.

(n)           No Third Party Options. No third party holds any preferential right, option, agreement, or commitment to purchase any interest in the Units. No third party consents shall be required to consummate the transaction, in whole or in part contemplated herein.

(o)           Equipment. To Seller’s best knowledge, the Equipment used in conjunction with Units currently operated by Seller has been maintained in operable repair, working order and operating condition consistent with standard industry practices.

(p)           Condemnation. To Seller’s best knowledge, there is no actual or threatened taking (whether permanent, temporary, whole or partial) of any part of the Units by reason of condemnation or the threat of condemnation by a governmental authority.

(q)          Suspense Accounts. All proceeds of production attributable to the Units are currently being properly and timely paid directly to Seller or its authorized agents without the furnishing of indemnity, other than the customary warranty contained in the division orders, transfer orders or gas sale contracts that have been furnished to Buyer, and no portion of such proceeds are being held in suspense, except for those non-working interest owners, listed on Schedule 5 (q) attached hereto, who have not previously executed Division Orders with the existing purchaser of oil and gas from the Units.

(r)           Records. Seller has made available to Buyer all of Seller’s records, which consist of existing Lease, Well and title files, production records, Permits, Contracts, division orders and other information, to the extent not subject to confidentiality agreements, in Seller’s possession, custody or control relating to the Units. To Seller’s best knowledge, Seller’s records and all statements made by Seller to Buyer are in all material respects accurate.

(s)           Wells. Each Well has been drilled and completed within the Units or within the limits otherwise permitted by contract, pooling or unit agreement and by law. No Well is subject to penalties on allowables after the date hereof because of any overproduction or any other violation of applicable laws, rules, regulations or permits or judgments, orders or decrees of any court or governmental body or agency, which would prevent such Well from being entitled to its full legal and regular allowable from and after the date hereof as prescribed by any court or governmental body or agency.

(t)           Schedules and Exhibits. To Seller’s best knowledge, all Schedules and Exhibits to this Agreement, and all information referred to therein are true and correct in all material respects.

(u)          Prepayments and Wellhead Imbalances. Seller is not obligated, by virtue of a production payment, prepayment arrangement under any contract for the sale of hydrocarbons and containing a “take or pay”, advance payment or similar provision, gas balancing agreement or any other arrangement, including but not limited to, a hedging contract to deliver hydrocarbons produced from the Units at any time after the Effective Date without then or thereafter receiving full payment therefore.

(v)          Maintenance of Interests. Seller has maintained and operated the Units in a reasonable and prudent manner, maintained insurance and bonds now in force with respect to the Units, however, Seller has not paid when due those costs and expenses coming due and payable in connection with the Units, listed on Schedule 5(v).

(w)          Independent Evaluation. Seller is an experienced and knowledgeable operator/investor in the oil and gas business. Seller has been advised by and has relied solely on its own expertise and legal, tax, reservoir engineering, environmental and other professional counsel concerning this transaction, the Units and value thereof.

(x)           Environmental Matters. To Seller’s best knowledge, Seller is not in material violation of any Environmental Laws (as such term is defined in Section 11) applicable to the Units, or any material limitations, restrictions, conditions, standards, obligations or timetables contained in any Environmental Laws. No notice or action alleging such violation is pending or, to Seller’s best knowledge, threatened against the Units. To the best of Seller’s knowledge, no Environmental Defect (as defined below) exists in, on or under the Units as of the Closing Date. “Environmental Defect” means a condition, in or under the Units (including without limitation, air, land, soil, surface and sub-surface strata, surface water, ground water or sediments) that causes any portion of the Units to be in material violation of an Environmental Law or a condition that can be reasonably expected to give rise to costs or liability under applicable Environmental Laws, except for that certain October 9, 2007 initial report issue by the Texas Railroad Commission and referred to in that certain Phase I Environmental Site Assessment, dated December 12, 2007, prepared by Covington and Associates, Environmental Engineers and Consultants.

(y)          Approvals. Seller has identified and obtained all permissions, approvals and consents required to consummate the transactions contemplated in this Agreement.

(z)           Net Revenue Interest. After crediting the Davric Corporation for its 18% working interest in the Dean and Dean B Units, Seller owns an 82% working interest and a 65.6% net revenue interest in the Dean Unit, an 82% working interest and a 65.7451% net revenue interest in the Dean B Unit and a 100% working interest and a 68.75% net revenue interest in the Dean K Unit.

(aa)         Expenses and Charges. Except for those listed in Section 5 (v), Seller has paid, or will pay, all bills, debts, expenses or charges relating to the Units as of the Closing in the normal course of its business operations. Royalties and all other lease burdens have been properly and timely paid in accordance with the Leases or other applicable Contracts.

6.        Representations and Warranties of Buyer. Buyer represents and warrants to Seller as of the date hereof and as of the Closing Date, as follows:

(a) Authority. Reef Oil & Gas Income and Development Fund III, L.P., is a limited partnership duly organized and validly existing under the laws of the State of Texas and is qualified to conduct business in the State of Texas.  Buyer has full legal power, right and authority to carry on its business as such is now being conducted, to enter into and perform this Agreement and to undertake the transactions contemplated hereby.

(b)           Valid Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement will not violate, nor be in conflict with: (i) any provision of Buyer’s governing documents; (ii) any material agreement or instrument to which Buyer is a party or by which Buyer is bound; or (iii) any judgment, order, ruling or decree applicable to Buyer as a party in interest or any law, rule or regulation applicable to Buyer.

(c)           Authorization. The execution, delivery and performance of this Agreement and the transactions contemplated hereby are duly and validly authorized by all requisite limited partnership action on the part of Buyer. This Agreement constitutes the legal, valid and binding obligation of Buyer enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy or other similar laws affecting the rights and remedies of creditors generally as well as to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(d)           Independent Evaluation. Buyer is an experienced and knowledgeable investor in the oil and gas business. Buyer has been advised by and has relied solely on its own expertise and legal, tax, reservoir engineering, environmental and other professional counsel concerning this transaction, the Units and value thereof.

(e)           Brokers. Buyer has incurred no obligation or liability, contingent or otherwise for brokers’ or finders’ fees with respect to this transaction for which Seller shall have any obligation or liability.

(f)           Bankruptcy. There are no bankruptcy, reorganization or arrangement proceedings pending, being contemplated by or to the best knowledge of Buyer threatened against it.

(g)           Qualification as Operator. Buyer represents and warrants that its affiliate, RELP is qualified with the State of Texas to operate oil and gas properties.

7.         Conditions to Closing.

(a)          Seller’s Conditions The obligations of Seller at Closing under this Agreement are subject to the fulfillment, prior to or at Closing, of each of the following conditions, any one or more of which may be waived, in whole or in part, by Seller:

(i)            that all representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects at Closing;

(ii)           that Buyer shall have performed and satisfied in all material respects all covenants and agreements required by this Agreement to be performed or satisfied by Buyer at Closing; and

(iii)          at the Closing Date, no suit, action or other proceeding shall be pending or threatened in which it is sought to restrain or prohibit the performance of or to obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby.

(iv)          Buyer shall have executed, acknowledged and delivered, as appropriate, to Seller all closing documents and funds described in Section 8(c).

(b)          Buyer’s Conditions The obligations of Buyer at Closing under this Agreement are subject to the fulfillment, prior to or at Closing, of each of the following conditions, any one or more of which may be waived, in whole or in part, by Buyer:

(i)            All representations and warranties of Seller contained in this Agreement and in any agreements or documents delivered in connection herewith shall be true and correct in all material respects as of Closing.

(ii)           Seller shall have performed and satisfied in all material respects all covenants and agreements required by this Agreement to be performed or satisfied by Seller at Closing.

(iii)          At the Closing Date, no suit, action or other proceeding shall be pending or threatened in which it is sought to restrain or prohibit the performance of or to obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby.

(iv)          Seller shall have taken all necessary actions to remove or discharge any liens, security interests, and encumbrances covering the Units.

(v)           All necessary permissions, approvals and consents required from the owners of the leasehold interests owned or leased by Seller shall be obtained and delivered to Buyer by or at Closing.

(vi)          Seller shall have executed, acknowledged and delivered, as appropriate, to Buyer all closing documents described in Section 8(b).

8.        Closing. This Agreement may be executed by either party and transmitted to the other party by facsimile transmission, and the facsimile transmission shall be deemed to be an original. The transmitting party will also send an originally signed Agreement to the other party via overnight delivery service, such as Fed Ex or UPS. Seller shall provide Buyer a “Preliminary Closing Settlement Statement” two days prior to Closing respecting adjustments to the Purchase Price. At the Closing, the following shall occur:

(a)          Buyer and Seller shall agree upon a “Closing Settlement Statement,” which shall include adjustments to the Purchase Price, which are known as of the Closing Date, as follows:

(i)            The estimated amount to be received by Buyer, including any applicable bonuses, for Seller’s interest in the quantity of saleable oil in storage on December 1, 2007, net of all applicable taxes and net of any charges attributable to such oil that are deducted under the Contracts by the purchaser before remitting payment, which estimated amount shall be corrected to the actual amount received in the Final Settlement Statement (defined below);

(ii)           The amount of all operating and capital expenditures that are attributable to the Leases, Wells, Contracts or Equipment for the period from December 1,2007 to the Closing Date;

(iii)          The amount received by Seller for the sale or other disposition of produced natural gas and crude oil, net of all taxes for which Seller was not reimbursed, for the period from December 1, 2007 to the Closing Date;

(iv)          The amount of proceeds (other than accounts receivable) received by Seller for disposition, after December 1, 2007, of any substances produced from the Subject Property;

(v)           Any ad valorem, property, production, severance and similar taxes and assessments on the Units for the calendar year 2006 shall be paid by the Seller. Upon receipt of an invoice for ad valorem taxes for 2007, Buyer shall forward a copy of same to Seller and Seller shall be responsible for payment to Buyer of 23/24ths of the same within thirty (30) days of receipt of such statement. In the event Seller receives such ad valorem tax statement, Seller shall forward such statement to Buyer and Seller shall deliver 23/24ths of the ad valorem tax to Buyer prior to the date on which such taxes are due and payable. It is the intent of this provision that Seller shall continue to bear its proportionate part of ad valorem taxes after the Closing Date.

In the event the parties are unable to agree upon a Closing Settlement Statement in a timely matter, they agree that the Closing Date may be extended by a period of up to ten (10) days.

(b)           Seller or SPI in Seller’s behalf as its General Partner, as appropriate, shall execute, acknowledge and deliver the following to Buyer:

(i)            an Assignment, Conveyance and Bill of Sale in a mutually satisfactory and recordable form containing a special warranty of title, the form of which is attached hereto as Exhibit “I” (the “Assignment”);

(ii)           properly executed Railroad Commission Form P - 4’s assigning all operations on the units to RELP,

(iii)          letters-in-lieu of transfer orders, and other instruments as are necessary to cause all purchasers of production from the Units to pay all proceeds from such production to RELP, as operator,

(iv)          the joint operating agreement in form attached hereto as Exhibit “H”

(v)           possession of the Subject Properties, Equipment, Contracts, Leases, Records, Wells and Permits,

(vi)          evidence of release or termination statements in form and substance satisfactory to Buyer releasing and/or terminating all liens and security interests securing indebtedness and covering any of the Units; and

(vii)         execute, acknowledge and deliver any other agreements provided for herein or necessary to effectuate the transactions contemplated hereby as may be reasonably requested by Buyer.

(c)           Buyer shall deliver the Purchase Price, as adjusted pursuant to Sections 8,9 and 10, to Seller by allocating it as follows:
(i)            $7,986,502.11 to CITIBANK, N.A., formerly known as Citibank Texas, N.A., which was formerly known as First American Bank, SSB (by wire transfer). Such funds represent a payment of the note and accrued interest (Reef herein assumes the responsibility for the December 2007 payment of interest.);
(ii)           $1,732,299.19 to DAVRIC CORPORATION, a Nevada corporation (by wire transfer). Such funds represent a payment of the note and accrued interest (Reef herein assumes the responsibility for the December 2007 payment of interest.);
(iii)          $131,421.26 to the Hockley and Cochran County Tax Assessor Collector (by check);

(iv)          $102,637.67 to the following parties (Vendors referred to in Section 5 (v)) (by check);
(v)           $ 47,139.77 to Seller (by wire transfer);
(vi)          $1,500,000 to Seller as a one-year engineering and geology consulting fee.

(d)           The Parties believe that there is no existing Operating Agreement. However, if there is an Operating Agreement that affects the Units, SPI agrees to resign as operator.

(e)           The Parties shall execute and deliver any other necessary side letter agreements to fulfill the purpose of this Agreement.

(f)           In the event the Closing Date is extended pursuant to Section 8(a) above, SPI on behalf of Seller agrees to maintain the Units, including but not limited to Buyer’s Working Interest, in a reasonable and prudent manner, in full compliance with applicable law and orders of any governmental authority, to pay when due all costs and expenses coming due and payable in connection with the Units, including but not limited to Buyer’s Working Interest, and to perform all of the covenants and conditions contained in the Leases and Contracts and all related agreements.

9.         Post-Closing Covenants.

(a)           Final Settlement Statement. Not more than ninety (90) days after the Closing, Seller shall prepare and deliver to Buyer, in accordance with this Agreement, a Final Settlement Statement setting forth each adjustment or payment which was not finally determined as of the Closing and showing the calculation of such adjustments. As soon as practicable after receipt of the Final Settlement Statement, Buyer shall deliver to Seller a written report containing any changes which Buyer proposes be made to the Final Settlement Statement. The parties shall undertake with diligence to agree with respect to the amounts due pursuant to such post-Closing adjustments no later than one hundred eighty (180) days after the Closing. The date upon which such agreement is reached or upon which the Final Purchase Price is established shall be called the “Final Settlement Date”. In the event that (1) the Final Purchase Price is more than the amount paid to Seller at Closing, Buyer shall pay to Seller in immediately available funds the amount of such difference, or (2) the Final Purchase Price is less than the amount paid to Seller at Closing, Seller shall pay to Buyer in immediately available funds the amount of such difference. Payment by Buyer or Seller shall be made within ten (10) business days of the Final Settlement Date.

(b)           Additional Payments Received. After the Final Settlement Date, Seller covenants and agrees that it will hold and promptly transfer and deliver to Buyer, from time to time as and when received by it, any cash, checks with appropriate endorsements (using its reasonable efforts not to convert such checks into cash), or other property that it may receive which belongs to Buyer, and will account to Buyer for all such receipts.

(c)           Assumption of Obligations. From and after the Closing Date, Buyer assumes, will be bound by, and agrees to perform all express and implied covenants and obligations of Seller relating to the Subject Property, whether arising under (i) the Leases, prior assignments of the Leases, the Contracts, the Permits or any other known contractually-binding arrangements to which the Subject Property (or any component thereof) may be subject and which will be binding on Buyer and/or the Subject Property (or any component thereof) after the Closing or (ii) any applicable laws, ordinances, rules and regulations of any governmental or quasi-governmental authority having jurisdiction over the Subject Property. Buyer also assumes Buyer’s proportionate part of the expenses and costs of plugging and abandoning the Wells and restoration of operation sites, all in accordance with the applicable laws, regulations and contractual provisions. Buyer shall assume the risk of any change in the condition of the Subject Property after the Closing Date.

(d)           The Buyer understands and agrees that the Subject Property is subject to all existing Contracts relating to the Subject Property. Buyer shall assume and be responsible for its proportionate share of all such obligations as of the Closing Date.

(e)           Buyer and Seller agree to execute and deliver from time to time such further instruments and do such other acts as may be reasonably necessary to effectuate the purposes of this Agreement.

(f)           Seller agrees to execute any documents which it has the authority to execute, whether before or after the Closing, to aid Buyer in clearing or perfecting title and ownership to the Subject Property, to aid RELP in assuming duties as operator of Units, and to facilitate the receipt of the proceeds of the sale of the production therefrom and attributable thereto. Buyer shall make any request for execution of such documents in writing and shall provide Seller with a copy of the document.

(g)           Seller agrees that without the prior written consent of Buyer, which consent shall not be unreasonably withheld, Seller shall not (i) enter into any agreement or arrangement transferring, selling or encumbering any of the Seller’s Working Interest; (ii) grant any preferential or other right to purchase or agree to require the consent of any party to the transfer and assignment of the Seller’s Working Interest to Buyer; or (iii) incur or agree to incur any contractual obligations or liability (absolute or contingent) with respect to the Seller’s Working Interest. Any conveyance or assignment is void unless the assignee agrees to be bound by this Agreement and agrees that Seller’s Working Interest are subject to this Agreement. It shall not be unreasonable for Buyer to withhold consent if Buyer determines, in good faith, that adequate protections do not exist to guarantee the proper and timely performance of all of the obligations under this Agreement. Upon request, Buyer shall be provided with such information sufficient to permit evaluation of the financial responsibility of any proposed assignee.

(i)            Seller agrees to take no action or enter into any agreement that would encumber or create a lien or security interest in the Working interest.

(j)            Within 30 days of the Closing, the Parties agree to execute an agreement setting forth the allocations to and the responsibilities of the Parties for federal income tax purposes in accordance with the terms set forth on Exhibit “G” hereto.

(k)           Seller agrees to maintain the Seller’s Working Interest in a reasonable and prudent manner, in full compliance with applicable law and orders of any governmental authority, to pay when due all costs and expenses coming due and payable (other than Carried Expenditures) in connection with Seller’s Working Interest and to perform (or cooperate with Buyer’s performance of) all of the covenants and conditions contained in the Leases and Contracts and all related agreements.

10.       Costs and Revenues After Effective Date. Seller shall be responsible for the payment of all costs, liabilities and expenses incurred in the ownership and operation of the Units prior to the Closing Date and not yet paid or satisfied. Buyer shall be responsible, as operator, for payment (at Closing or thereafter if not reflected on the Preliminary Closing Settlement Statement) of all costs, liabilities and expenses incurred in the ownership and operation of the Units after the Closing Date, such costs to be charged to the various working interest owners as appropriate. Such costs and expenses shall include any necessary and reasonable expenses incurred by Seller in the operation, protection or maintenance of the Units. All hydrocarbons produced from the Units prior to the Effective Date, all oil stock balances held in the tanks as of the Effective Date, and all proceeds from the sale thereof shall be the property of Seller. All hydrocarbons from the Subject Property produced after the Effective Date shall for accounting purposes be credited to the Buyer. Seller shall remit production proceeds, if any, received by Seller from sale of hydrocarbons belonging to Buyer, less expenses which Buyer is responsible for paying pursuant to this section, to Buyer immediately upon receipt. To the extent possible, adjustments shall be made to the Purchase Price to account for such costs and revenues in the Preliminary Settlement Closing Statement or if not liquidated by such date, they shall be addressed in the Final Settlement Statement.

11.       Assumed Obligations and Indemnification.

(a)            Assumed Obligations.

(i)            Buyer shall not assume, be obligated to or be liable for any liabilities of Seller, whether known or unknown, absolute or contingent, including without limitation, any demands, obligations or expenses of any kind whatsoever occurring, arising out of or relating to Seller’s (or Seller’s predecessors in title) interest in the Units prior to the Closing Date including, but not limited to, any Environmental Defect or breach of Environmental Laws (defined below) existing prior to the Closing Date, tax, securities law, personal injury and royalty and other contractual liabilities. “Environmental Laws” means all applicable local, state, and federal laws, rules, regulations, and orders regulating or otherwise pertaining to (a) the use, generation, migration, storage, removal, treatment, remedy, discharge, release, transportation, disposal, or cleanup of pollutants, contamination, hazardous wastes, hazardous substances, hazardous materials, toxic substances or toxic pollutants, (b) surface waters, ground waters, ambient air and any other environmental medium on or off any Lease or (c) the environment or health and safety-related matters, including the following as from time to time amended and all others whether similar or dissimilar: the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980, the Solid Waste Disposal Act Amendments of 1980, and the Hazardous and Solid Waste Amendments of 1984, the Hazardous Materials Transportation Act, as amended, the Toxic Substance Control Act, as amended, the Clean Air Act, as amended, the Clean Water Act, as amended, and all regulations promulgated pursuant thereto; provided, however, Buyer shall assume liabilities and expenses relating to any breach of Environmental Laws not existing prior to the Closing Date.

(ii)           Seller has provided Buyer with copies of all Contracts and Leases related to the Subject Property and Buyer understands and agrees that the Subject Property is subject to all such Contracts and Leases. Buyer shall assume and be responsible for its proportionate share of all obligations arising under such Contracts and Leases as of the Closing Date. RELP shall assume all rights and duties of the operator of the Units and Wells that are presently operated by SPI, including but not limited to all necessary filings with state agencies to properly effectuate such transfer.

(iii)          Buyer and Seller agree to execute and deliver from time to time such further instruments and to perform such other acts as may be reasonably necessary to effectuate the purposes of this Agreement.

(b)          Seller’s Indemnification. Except as specifically provided otherwise herein, Seller agrees to indemnify and hold harmless Buyer, its officers, directors, employees and agents, from all claims, losses, costs, liabilities and expenses (including reasonable attorneys’ fees and costs) arising out of or resulting from the Seller’s ownership or operation of the Units prior to the Closing Date, including any material title defects, breach of Environmental Laws prior to the Closing Date and attributable to activities on or related to the Units held by the Seller prior to the Closing Date as well as any tax, securities law, personal injury and royalty and other contractual liabilities, (specifically including any claims made against the Units as a result of the Steinocher suit); provided, however, that the Seller’s indemnification obligations hereunder shall be limited solely to obligations relating to such claims, losses, costs, liabilities and expenses arising out of or resulting from Seller’s ownership, leasing, operation, or other activities on the Units (specifically including the Steinocher suit) prior to the Closing Date or any breach of Environmental Laws prior to the Closing Date.

(c)           Methods of Seller’s Indemnification. Buyer shall notify Seller promptly upon its determination that Seller has incurred indemnification obligations under Section 11(b). Such notice shall specify the dollar amount of the indemnification obligations. Seller shall then have 60 days to pay the indemnification obligation (or if it selects (ii) below to commence to pay the indemnification obligation) to Buyer using one of the following methods:

(i)            a single cash payment in the amount of the indemnification obligations (the “Cash Payment”) from Seller to Buyer;

(ii)           a deduction by Buyer of an amount equal to the amount of the indemnification obligations from payment due to Seller as a result of Seller’s Carried Working Interest; provided, however, (i) such indemnification obligations are less than $50,000 and (ii) the amount due to Seller as a result of Seller’s Carried Working Interest over the previous three calendar months is greater than or equal to the amount of such indemnification obligations; or

(iii)          an increase in B&E WI by amending Section 4(a) of this Agreement to include the amount of the indemnification obligations in the numerator, which numerator includes the sum of the Purchase Price plus the Buyer paid Expenditures and subtracting the amount of the indemnification obligations from the denominator which denominator includes $23,000,000 plus the Buyer and the Seller paid Expenditures, with both the addition and the subtraction discussed above being deemed to have occurred at the Closing Date. In connection with the indemnification method described in Section 11(c)(iii), there will be a corresponding deduction of Seller’s Working Interest in the same amount as the increase in Buyer’s Working Interest.

(d)           Notification. As soon as reasonably practical after obtaining knowledge thereof, the indemnified Party shall notify the indemnifying Party of any claim or demand which the indemnified Party has determined has given or could give rise to a claim for indemnification under this Section 11. Such notice shall specify the agreement, representation or warranty with respect to which the claim is made, the facts giving rise to the claim and the alleged basis for the claim, and the amount (to the extent then determinable) of liability for which indemnity is asserted. In the event any action, suit or proceeding is brought with respect to which a Party may be liable under this Section 11, the defense of the action, suit or proceeding (including all settlement negotiations and arbitration, trial, appeal, or other proceeding) shall be at the discretion of and conducted by the indemnifying Party. If an indemnified Party shall settle any such action, suit or proceeding without the written consent of the indemnifying Party (which consent shall not be unreasonably withheld), the right of the indemnified Party to make any claim against the indemnifying Party on account of such settlement shall be deemed conclusively denied. An indemnified Party shall have the right to be represented by its own counsel at its own expense in any such action, suit or proceeding, and if an indemnified Party is named as the defendant in any action, suit or proceeding, it shall be entitled to have its own counsel and defend such action, suit or proceeding with respect to itself at its own expense. Subject to the foregoing provisions of this Section 11, neither Party shall, without the other Party’s written consent, settle, compromise, confess judgment or permit judgment by default in any action, suit or proceeding if such action would create or attach liability or obligation to the other Party. The Parties agree to make available to each other, and to their respective counsel and accountants, all information and documents reasonably available to them which relate to any action, suit or proceeding, and the Parties agree to render to each other such assistance as they may reasonably require of each other in order to ensure the proper and adequate defense of any such action, suit or proceeding.

12.      Miscellaneous.

(a)           Names. As soon as reasonably practical after the Closing Date, but in no event later than the earlier of 1.) 90 days after the Closing Date or 2.) the date imposed by the Texas Railroad Commission, Buyer shall remove the name of Seller, and all variations thereof, from the physical location of the Wells and Equipment.

(b)           Expenses. All fees, costs and expenses incurred by Buyer or Seller in negotiating this Agreement shall be paid by the party incurring the same, including without limitation, legal and accounting fees, costs and expenses.

(c)           Entire Agreement. This Agreement, the documents to be executed hereunder, and the exhibits attached hereto constitute the entire agreement between the Parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties pertaining to the subject matter hereof. No supplement, amendment, alteration, modification or waiver of this Agreement shall be binding unless executed in writing by the Parties and specifically referencing this Agreement.

(d)           Waiver. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision (whether or not similar). Further, no waiver shall constitute a continuing waiver unless otherwise expressly provided in writing.

(e)           Publicity. Neither Seller nor Buyer will issue any public announcement or press release concerning this transaction without the written consent of the other Party, except as required by law and in such case with prior written agreement between the Parties on the wording of the announcement or press release; provided, however, nothing herein shall limit or prevent Seller and/or Buyer or their affiliates from disclosing this transaction and information about the Units to partners and prospective partners in Buyer or its affiliates or in any securities filings made by Buyer or its affiliates.

(f)           Construction. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. The Parties acknowledge that they have participated jointly in the negotiation and drafting of this Agreement and as such the Parties agree that if an ambiguity or question of intent or interpretation arises hereunder, this Agreement shall not be considered or construed more strictly against one Party than another on the grounds of authorship.

(g)           Third Party Beneficiaries. Nothing in this Agreement shall provide any benefit to any Third Party or entitle any Third Party to any claim, cause of action, remedy or right of any kind, it being the intention of the Parties that this Agreement shall otherwise not be construed as a Third Party beneficiary contract.

(h)           Assignment. Seller may not assign its rights hereunder without the written consent of Buyer, which consent may not be unreasonably withheld. It shall not be unreasonable for Buyer to withhold consent if it determines, in good faith, that adequate protections do not exist to guarantee the proper and timely performance of all of the obligations hereunder. Upon request, Buyer shall be provided with such information sufficient to permit evaluation of the financial responsibility of any proposed assignee.

(i)            Governing Law. This Agreement, other documents delivered pursuant hereto all disputes and the legal relations between the Parties shall be governed and construed in accordance with the laws of the State of Texas, without giving effect to principles of conflicts of laws that would result in the application of the laws of anther jurisdiction. The Parties agree to venue in Dallas County, Texas for all disagreements, differences or claims made by the Buyer and/or the Seller.

(j)            Notices. All communications required or permitted under this Agreement shall be in writing and may be sent by facsimile. Such communication shall be deemed made when actually received, or if mailed by registered or certified mail, postage prepaid, addressed as set forth below, shall be deemed made three days after such mailing. Faxes will be deemed to be received when reflected in the fax confirmation sheet. Either party may, by written notice to the other, change the address for mailing such notices.

Notices to Seller:	Sierra-Dean Production Company LP
c/o SPI Operations LLC
415 West Wall St., Suite 625
Midland, Texas 79701

Phone: (432) 683-5959
Fax: (432) 683-8588
Attn: H. Patrick Seale

Notices to Buyer:	Reef Oil & Gas Income and Development Fund III, L.P.
c/o Reef Oil & Gas Partners, L.P.
1901 N. Central Expressway, Suite 300
Richardson, Texas 75080
Phone: (972) 437-6792
Fax: (972) 994-0369
Attn: Michael J. Mauceli

(k)           Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect and the Parties shall negotiate in good faith to modify this Agreement so as to effect their original intent as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

(1)           Time of the Essence. Time shall be of the essence with respect to all time periods and notice periods set forth in this Agreement.

(m)          Counterpart Execution. This Agreement may be executed in any number of counterparts, and each counterpart hereof shall be effective as to each Party that executes the same whether or not all of such parties execute the same counterpart. If counterparts of this Agreement are executed, the signature pages from various counterparts may be combined into one composite instrument for all purposes. All counterparts together shall constitute only one Agreement, but each counterpart shall be considered an original.

(n)           Application of Law other than Texas Law. To the extent a court or arbitrator is compelled to apply the substantive laws of a state other than Texas, any references in this Agreement to Texas law shall be replaced with the equivalent provision in such other state’s law.

(o)          DTPA Waiver.

(a)           BUYER HEREBY REPRESENTS AND ACKNOWLEDGES THAT IT IS A “BUSINESS CONSUMER” FOR THE PURPOSES OF THE TEXAS DECEPTIVE TRADE PRACTICES CONSUMER PROTECTION ACT (SUBCHAPTER E OF CHAPTER 17 OF THE TEXAS BUSINESS AND COMMERCE CODE (THE “TEXAS DTPA”)), THAT IT HAS ASSETS OF $5,000,000 OR MORE ACCORDING TO ITS MOST RECENT FINANCIAL STATEMENTS PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES, THAT IT HAS KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS THAT ENABLE IT TO EVALUATE THE MERITS AND RISKS OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THAT IT HAS BEEN REPRESENTED BY LEGAL COUNSEL OF ITS CHOICE IN ENTERING INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY, AND THAT IT IS NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION WITH RESPECT TO THE PARTIES TO AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. BUYER HEREBY WAIVES THE PROVISIONS OF THE TEXAS DECEPTIVE TRADE PRACTICES CONSUMER PROTECTION ACT (OTHER THAN SECTION 17.555 THEREOF), AS FROM TIME TO TIME AMENDED.

(b)          Buyer expressly recognizes that the price for which Seller has agreed to perform its obligations under this Agreement has been predicated upon the inapplicability of the Texas DTPA and this waiver thereof. Buyer further recognizes that Seller, in determining to proceed with the entering into of this Agreement, has expressly relied on this waiver and the inapplicability of the Texas DTPA.

(p)           Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their successors and assigns.

(q)           Incorporation of Exhibits. All exhibits and schedules referred to herein are attached hereto and are made a part hereof by this reference.

(r)            Survival. Except for the special warranty of title which is incorporated in the Assignment, all other indemnities, representations, warranties, covenants (including, without limitation, Sections 4 and 9) and provisions of this Agreement shall survive the Closing for a period of five years after the Closing Date at which time all such indemnities, representations, warranties and other provisions hereof shall expire, except with respect to any claims which have been asserted in a written notice delivered to the party against whom such claim is made within said five year time period.

(s)           Headings. The headings of the articles and sections of this Agreement are for guidance and convenience of reference only and shall not limit or otherwise affect any of the terms and provisions of this Agreement.

(t)            Amendment and Waiver. This Agreement may be altered, amended or waived only by a written agreement executed by the Party to be charged. No waiver of any provision of this Agreement shall be construed as a continuing waiver of the provision.

(u)           Prior to the end of the Acquisition Period, this Agreement may be terminated in whole or in part only upon the prior written agreement of both Buyer and Seller.

[THE REMAINDER OF THIS PAGE IS
INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed below by their duly authorized representatives as of the first date above written.

SELLER:

SIERRA-DEAN PRODUCTION COMPANY LP

By:	SPI Operations LLC, its General Partner

H. Patrick Seale, President

BUYER:

REEF OIL & GAS INCOME AND
DEVELOPMENT FUND III, L.P.

By:	Reef Oil & Gas Partners, L.P.,
its General Partner,

by Reef Oil & Gas Partners GP, LLC,
its general partner

Michael J. Mauceli, Manager

FOR PURPOSES OF SECTIONS 8 AND 11(A)(II):

SPI OPERATIONS LLC

H. Patrick Seale, President

REEF EXPLORATION, LP by Reef Exploration GP, LLC, its general partner

Michael J. Mauceli, Manager

LIST OF EXHIBITS

Exhibit	Description

A.	Leases

B.	Wells

C.	List of Contracts

D.	Equipment Interests

E.	There is no Exhibit “E”

F.	Quarterly Assignment

G.	Federal Tax Partnership Terms

H.	Joint Operating Agreement

I.	Assignment, Conveyance and Bill of Sale

EXHIBIT “A”

Leases

1.        Oil and Gas Lease dated May 31, 1937, recorded in Vol. 1, page 625 of the Oil and Gas Lease Records of Cochran County, Texas, from Carrie Slaughter Dean, as lessor, to P.N. Wiggins, as lessee;

2.        Oil and Gas Lease dated April 5, 1937, recorded in Vol. 1 Page 435 of the Oil and Gas Lease Records of Cochran County, Texas, from Carrie Slaughter Dean, as lessor, to P.N. Wiggins, as lessee;

3.        Oil and Gas Lease dated January 3,1939, recorded in Vol. 2, Page 350 of the Oil and Gas Lease Records of Cochran County, Texas, from Carrie Slaughter Dean, as lessor, to Honolulu Oil Corporation, as lessee; and

4.        Oil and Gas Lease dated November 15, 1951, from Carrie Slaughter Dean to E. Constantin, Jr., recorded in Vol. 10, Page 571 of the Oil and Gas Lease Records of Cochran County, Texas.

Buyer’s Interest

Lease	Working Interest	Net Revenue Interest

Leases insofar as they cover the Dean Unit	41%	35.875%
Leases insofar as they cover the Dean “B” Unit	41%	32.87255%
Lease No. 4 (Dean K Unit).	50%	34.375%

EXHIBIT “B”

Wells

Buyer’s Interest

Well	Working Interest	Net Revenue Interest

Wells Situated in the Dean Unit	41%	35.875%
Wells Situated in the Dean “B” Unit	41%	32.87255%
Wells Situated in the Dean “K” Unit	50%	34.375%

Exhibit “C”

List of Contracts

Contract File No.	Type	Date Executed	Other Party

032647-C	Electric Service Agreement	03/18/1966	Southwestern Public Service Co.
69081	Cooperative Waterflood Agreement	08/02/1966	Sun Oil Co.
69108	Cooperative Waterflood Agreement	08/03/1966	Tidewater
73903	Salt Water Disposal Agreement	12/01/1969	Amoco Production Co.
91036	Cooperative Waterflood Agreement	11/06/1974	Great Western Drilling Co.
94821	Casinghead Gas Contract	01/01/1978	Amoco Production Co.
1000261	Injection Well & Water Sales Agreement	04/29/1980	Amoco Production Co.
032647-D	Electric Service Agreement	03/18/1966	Southwestern Public Service Co.
84041	Cooperative Waterflood Agreement	04/01/1973	Burk Royalty Company
73265	Cooperative Waterflood Agreement	01/13/1969	Pennzoil (Gulf Oil Co.)
100262	Cooperative Waterflood Agreement	04/24/1980	Crown Central Petroleum Corp.

1.)        Contracts a.) 032647-C, b.) 69081, c.) 69108, d.) 73903, e.) 91036, f.) 94821 and g.) 1000261 pertain to the Dean B Unit.

2.)        Contracts a.) 1000261, b.) 032647-D, c.) 84041, d.) 73265 and e.) 100262 pertain to the Dean Unit.

Buyer’s Interest

Contract	Working Interest

Contracts Related to the Dean Unit	41%
Contracts Related to the Dean “B” Unit	41%
Contracts Related to the Dean “K” Unit	50%

EXHIBIT “D”

Equipment

SLAUGHTER-DEAN PROJECT. Cochran County, Texas

Dean “B” Unit

Dean “B” Unit Production Battery:
•	1 – 21’x 32’ – 2,000 Bbl Oil Production Gun Barrel Tank (in service)
•	1 – 21’x 24’ – 1,500 Bbl Oil Production Gun Barrel Tank (in service)
•	1 – 5,000 Bbl Overflow Open-Top Tank with Net Covering (in service)
•	2 – 500 Bbl Steel Oil Production Tanks (in service)
•	1 – Oil LACT Unit – Tokheim 2” Model 2000
•	1– Vapor Recovery Unit (in service)
•	1 – 6x10 Scrubber Vessel (in service)
•	1 – 12x20 – 385 Bbl Vent Tank (in service)
•	1 – 8x24 Free Water Knockout (in service)
•	1 – 8’xl0’ Metal Safety & Alarm Building (in service)
•	2 – 4x10 Sivalls In-Line Heaters (Ser. No.’s IH4820, IH4821) (out of service)
•	3 – 8x20 3-Phase Production Heater Treater Separators (Ser. No.’s 82201, 82409, 8844) (out of service)

Dean “B” Unit Water Injection Station:
•	2 – Ajax Vertical Quintiplex Saltwater Injection Waterflood Pumps with 250-Hp Motors (in service)
•	2 – 80 gallon Manchester Air Compressors (Ser. No.’s 315155, 315215) (in service)
•	1 – 25’x72’ Metal Water Injection Station Building with All Pump Controls & Manifolds (in service)

Dean “B” Unit Production Battery & Water Injections Station have cell phone driven automatic alarm system designed to send alerts for Low Water Tank Levels, High Water Tank Levels, High Oil Tank Levels, High Water Injections Station Pressures and Low Water Injection Station Pressures.

Dean Unit

Dean Unit Production Battery:
•	1 – 4x31 3-Phase Production Heater Treater Separator (in service)
•	1 – 4x31 3-Phase Production Heater Treater Separator (out of service)
•	2 – 500 Bbl Steel Oil Production Tanks (in service)
•	1 – 500 Bbl Steel Saltwater Tanks – Internally Coated (in service)
•	1 – 12x20 – 385 Bbl Vent tank (in service)
•	1 – 5,000 Bbl Overflow Open-Top tank with net Covering (in service)

EXHIBIT “D”, continued

•	1 – A.O. Smith 1.5 LACT Unit (out of service)
•	1 – Vapor recovery Unit (in service)
•	1 – 1,500 Bbl Oil Production Gun Barrel Tank (out of service)

Dean Unit Water Injection Station:
•	2 – Ajax Vertical Triplex Saltwater Injection Waterflood Pumps with 250–Hp Motors (in service)
•	2–30 gallon Air Compressor (Ser. No. 870757) (in service)
•	1 – 20’x50’ Metal Water Injection Station Building (in service)
•	1 – 8’xl0’ Metal Building with All Pump Controls & Manifolds (in service)

Dean “K” Unit

Dean “K” Unit Production Battery:
•	1 – 3x10 3-Phase Horizontal Production Separator (in service)
•	2 – 210 Bbl Steel Oil Production Tanks (in service)

Slaughter-Dean Project Pumping Units-Dean & Dean “B” Units. Cochran County Texas

Dean Unit

•	Dean #l – Lufkin 114D
•	Dean #3 – American D114
•	Dean #7 – American D114
•	Dean #9 – Lufkin 114D
•	Dean #11 – Lufkin 320D
•	Dean #14 – Bethlehem 114D
•	Dean #16 – National1228D
•	Dean #18 – Lufkin 160D
•	Dean #20 – American D320
•	Dean #22 – Continental Emsco D80
•	Dean #27 – Bethlehem 228D

Dean “B” Unit

•	#B-1 – National 320
•	#B-3 – Bethlehem 320
•	#B-5 – National 320
•	#B-7 – National 228
•	#B-9 – American 320
•	#B-11 – American 320
•	#B-13 – American 640

EXHIBIT “D”, continued

•	#B-14 – American 320
•	#B-16 – Bethlehem 320
•	#B-19 – Lufkin 114
•	#B-22 – Bethlehem 320
•	#B-25 – Bethlehem 228
•	#B-27 – T&A’d
•	#B-28 – Bethlehem 80
•	#B-30 – American 640
•	#B-31 – National 320
•	#B-33 – Parkersburg 228
•	#B-37 – National 320
•	#B-39 – Bethlehem 114
•	#B-41 – Continental Emsco 114
•	#B-44 – Lufkin 114
•	#B-46 – Bethlehem 114
•	#B-47 – Continental Emsco 228
•	#B-49 – American 320
•	#B-53 – American 320
•	#B-55 – Lufkin 114
•	#B-57 – Cabot 228
•	#B-59 – Continental Emsco 80
•	#B-61 Cabot 80
•	#B-63 – Lufkin 160
•	#B-70 – Cabot 228
•	#B-72 – Continental Emsco 320
•	#B-74 – Bethlehem 114
•	#B-76 – Continental Emsco 320
•	#B-78 – Continental Emsco 80
•	#B-82 – Lufkin Mark II 228
•	#B-84 – Lufkin 228
•	#B-88 – Continental Emsco 80
•	#B-92 – Bethlehem 114
•	#B-99 – Continental Emsco 114
•	#B-102 – T&A’d
•	#B-104 – Bethlehem 114
•	#B-106 – American 160
•	#B-110 – National 320
•	#B-119 – Bethlehem 114
•	#B-123 – Continental Emsco 80
•	#B-129 – Lufkin 114
•	#B-130 – Continental Emsco 80
•	#B-132 – American 114

EXHIBIT “D”, continued

•	#B-133 – American 80
•	#B-135 – Lufkin 160
•	#B-137 – Bethlehem 80
•	#B-139 – T&A’d
•	#B-141 – American 114
•	#B-143 – Lufkin Mark II 114
•	#B-147 – National 320
•	#B-149 – Continental Emsco 160
•	#B-151 – Bethlehem 114
•	#B-153 – Lufkin 114
•	#B-154 – American 114
•	#B-157 – National 320
•	#B-158 – National 320
•	#B-159 – National 320
•	#B-160 – National 320

Dean “K” Unit

•	Dean #K-6 – Lufkin 114D

Buyer’s Interest

Equipment	Working Interest

Equipment Related to the Dean Unit	41%
Equipment Related to the Dean “B” Unit	41%
Equipment Related to the Dean “K” Unit	50%

Exhibit “F”

ASSIGNMENT

STATE OF TEXAS	)
KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF COCHRAN	)

I.

THAT, SIERRA-DEAN PRODUCTION COMPANY, LP, a Texas limited partnership, whose general partner is SPI Operations, LLC, whose principal address is 415 West Wall Street, Midland, Texas 79701, (“ASSIGNOR”), for and in consideration of the sum of ONE HUNDRED DOLLARS AND NO CENTS ($100.00), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, has SOLD, TRANSFERRED AND CONVEYED and, subject to the terms and provisions contained herein, does hereby SELL, TRANSFER, ASSIGN, AND CONVEY unto REEF OIL & GAS INCOME AND DEVELOPMENT FUND III, L.P., a Texas limited partnership, whose general partner is Reef Oil & Gas Partners, GP, LLC, whose principal address is 1901 North Central Expressway, Suite 300, Richardson, Texas 75080, (“ASSIGNEE”), the following interests in and to the properties described below in this Paragraph I (collectively called the “Assets”): 1.) a __% of 8/8ths interest in and to the Assets insofar as they are located within the confines of, are appurtenant to or affect the “Dean Unit” or the “Dean B Unit” (as the “Dean Unit” and the “Dean B Unit” are described on Exhibit B hereto) and 2.) a ____% of 8/8ths right, title and interest in and to the Assets insofar as they are located within the confines of, are appurtenant to or affect the “Dean K Unit” (as the “Dean K Unit” is described on Exhibit B):

A.	The oil and gas leases specifically described on Exhibit “A” attached hereto and made a part hereof (the “Leases”);

B.
All presently existing and effective unitization, pooling and communitization agreements, declarations and orders (including, but not limited to, all units and pooled areas formed pursuant to orders, regulations, rules or other actions of a federal, state or other governmental agency having jurisdiction) and the properties or units created thereby;

C.
The contracts and agreements listed in Exhibit “C” attached hereto (the “Contracts”). In the event there are other agreements or contracts necessary or desirable with respect to the operations being conducted on the Units, at its option, Buyer shall be entitled to the benefits of such contracts or agreements; and

D.
All oil and gas wells (including any currently held contractual right to a reversionary or after payout interest in any well), water wells, salt water disposal wells, injection wells, and all personal property, equipment, structures and fixtures (including, but not limited to tanks, pumps, pipelines, flowlines and waterlines) as of the Effective Date and used or obtained solely in connection with the production, treatment, sale or disposal of hydrocarbons or produced water therefrom or attributable thereto (hereinafter the “Other Property”).

II.

This Assignment is expressly made subject to the terms and conditions of purchase contained in that certain Purchase and Sale Agreement by and between Sierra-Dean Production Company, LP and Reef Oil & Gas Income and Development Fund III, L.P., dated January 7, 2008 (hereinafter the “Purchase and Sale Agreement”), in which Reef Oil & Gas Income and Development Fund III, L.P. obtained title to the Assets, including but not limited to the oil and gas leases specifically described in Exhibit A. ASSIGNOR and ASSIGNEE agree that ASSIGNOR will retain an interest in the properties described in Paragraph IA, IB, IC and ID (hereinafter “Assignor’s Retained Interest”) after the Effective Date. Under the terms of the Purchase and Sale Agreement, ASSIGNEE has the right to acquire additional interests in and to Assignor’s Retained Interest. ASSIGNEE has the right to acquire additional interests in and to Assignor’s Retained Interest and any future assignment or grant of a lien or security interest by ASSIGNOR in and to Assignor’s Retained Interest shall be subject to the terms and conditions of the Purchase and Sale Agreement.

III.

A.           This Assignment and the terms and obligations contained herein shall be binding upon and shall inure to the benefit of ASSIGNOR and ASSIGNEE and their respective heirs, successors and assigns, and shall constitute covenants running with the land. All provisions herein are solely and exclusively for the benefit of ASSIGNOR and ASSIGNEE and their successors and assigns, and no other person shall be deemed a beneficiary or have standing to require the satisfaction of their terms.

B.           ASSIGNOR binds itself, its successors and assigns to warrant and defend all and singular the interests assigned and described herein to ASSIGNEE, its successors and assigns, forever against every person whomsoever lawfully claiming such interests, or any part of such interests, by, through and under ASSIGNOR but not otherwise.

IV.

This instrument may be executed by ASSIGNOR and ASSIGNEE in duplicate originals, but they shall constitute but one assignment.

EXECUTED on the dates contained in the acknowledgments of this instrument, but to be effective for all purposes as of  _________________ at 7:00 a.m. at the location of the Assets (hereinafter the “Effective Date”).

“ASSIGNOR”
SIERRA-DEAN PRODUCTION COMPANY LP

By:	SPI Operations, LLC,
Its General Partner

By:
H. Patrick Seale, President

“ASSIGNEE”
REEF OIL & GAS INCOME AND
DEVELOPMENT FUND III, L.P.

By:	Reef Oil & Gas Partners, L.P,
Its General Partner

By:	Reef Oil & Gas Partners, GP, LLC,
Its General Partner

By:.
Michael J. Mauceli, Manager

STATE OF TEXAS	)

COUNTY OF DALLAS	)

On this ______ day of January, 2008, before me appeared H. Patrick Seale, to me personally known, who acknowledged to me that he is the President of SPI OPERATIONS LLC, General Partner of SIERRA-DEAN PRODUCTION COMPANY, LP, a Texas limited partnership, and that he signed the foregoing instrument on behalf of said Limited Partnership as the free act and deed of said Limited Partnership.

NOTARY PUBLIC

STATE OF TEXAS	)

COUNTY OF DALLAS	)

On this ______ day of ______________, 2008 before me appeared Michael J. Mauceli, to me personally known, who acknowledged to me that he is the Manager of REEF OIL & GAS PARTNERS, GP, LLC, the General Partner of REEF OIL & GAS PARTNERS, L.P., the General Partner of REEF OIL & GAS INCOME AND DEVELOPMENT FUND III, L.P., a Texas Limited Partnership, and that he signed the foregoing instrument in behalf of the Limited Partnership as the free act and deed of said Limited Partnership.

NOTARY PUBLIC

EXHIBIT “A”

Attached to and made a part of that certain Assignment, effective _____________________ by and between Sierra-Dean Production Company, LP, Assignor and Reef Oil & Gas Income and Development Fund III, L.P., Assignee.

The Leases

1.           Oil and Gas Lease dated May 31, 1937, recorded in Vol. 1, page 625 of the Oil and Gas Lease Records of Cochran County, Texas, from Carrie Slaughter Dean, as lessor, to P.N. Wiggins, as lessee;

2.           Oil and Gas Lease dated April 5, 1937, recorded in Vol. 1, page 435 of the Oil and Gas Lease Records of Cochran County, Texas, from Carrie Slaughter Dean, as lessor, to P.N. Wiggins, as lessee;

3.           Oil and Gas Lease dated January 3, 1939, recorded in Vol. 2, page 350 of the Oil and Gas Lease Records of Cochran County, Texas, from Carrie Slaughter Dean, as lessor, to Honolulu Oil Corporation, as lessee; and

4.           Oil and Gas Lease dated November 15, 1951, from Carrie Slaughter Dean to E. Constantin, Jr. recorded in Vol. 10, page 571 of the Oil and Gas Lease Records of Cochran County, Texas.

EXHIBIT “B”

Attached to and made a part of that certain Assignment by and between Sierra – Dean Production Company, L.P., Assignor, and Reef Oil & Gas Income & Development Fund III, Assignee, effective___________________.

1.	Description of lands subject to this Assignment:

Dean Unit:

Labors 1, 12 and 13, League 89, Lipscomb County School Land and Labors 1, 2, 12 and 13, League 90, Lipscomb County School Land, Cochran County, Texas.

Dean “B” Unit:

Tract 3 -	E/2 S/2 W/2 W/2 W/2 of League 91
Tract 4 -	E/2 W/2 W/2 of League 91
Tract 5 -
E/2 W/2 of League 91; Labors 3, 4, 5, 6, 8, 9, 16, 18, S/2 of Labor 15 and the West 1,543.79 acres, less the west 480 acres thereof of League 90 and the Northwest 35.4 acres of the west 441.75 acres of the East ¾ of League 89

Tract 6 -	West 480 acres of League 90
Tract 7 -	Labor 7, League 90
Tract 8 -	Labor 10, League 90
Tract 9 -	N/2 and SE/4 of Labor 17, League 90
Tract 10 -	N/2 of Labor 15, League 90
Tract 11 -	NW/35.4 acres of Labor 5, League 89
Tract 12 -	SW/4 of Labor 17, League 90

All located in Lipscomb County School Land, Cochran County, Texas.

Dean “K” Unit

W/2 N/2 W/2 W/2 of League 91, Lipscomb County School Land, containing 276.94 acres, more or less.

2.            Restrictions, if any, as to depths, formations, or substances:

Dean “B” Unit

Tract 3:    Surface to 5200 feet only;
Tract 4:    Surface to 5750 feet only;
Tract 7:    Surface to 5500 feet only;

Exhibit “C”

Attached to and made part of that certain Purchase and Sale Agreement effective __________________________, by and between Sierra-Dean Production Company, LP and Reef Oil & Gas Income and Development Fund III, L.P.

List of Contracts

Contract File No.	Type	Date Executed	Other Party

032647-C	Electric Service Agreement	03/18/1966	Southwestern Public Service Co.
69081	Cooperative Waterflood Agreement	08/02/1966	Sun Oil Co.
69108	Cooperative Waterflood Agreement	08/03/1966	Tidewater
73903	Salt Water Disposal Agreement	12/01/1969	Amoco Production Co.
91036	Cooperative Waterflood Agreement	11/06/1974	Great Western Drilling Co.
94821	Casinghead Gas Contract	01/01/1978	Amoco Production Co.
1000261	Injection Well & Water Sales Agreement	04/29/1980	Amoco Production Co.
032647-D	Electric Service Agreement	03/18/1966	Southwestern Public Service Co.
84041	Cooperative Waterflood Agreement	04/01/1973	Burk Royalty Company
73265	Cooperative Waterflood Agreement	01/13/1969	Pennzoil (Gulf Oil Co.)
100262	Cooperative Waterflood Agreement	04/24/1980	Crown Central Petroleum Corp.

1.)    Contracts a.) 032647-C, b.) 69081, c.) 69108, d.) 73903, e.) 91036, f.) 94821 and g.) 1000261 pertain to the Dean B Unit.

2.)    Contracts a.) 1000261, b.) 032647-D, c.) 84041, d.) 73265 and e.) 100262 pertain to the Dean Unit.

AAPL – FORM 610RS – 1989

Exhibit "H"

MODEL FORM RECORDING SUPPLEMENT TO OPERATING AGREEMENT AND FINANCING STATEMENT

THIS AGREEMENT, entered into by and between **Reef Exploration, LP**, hereinafter referred to as "Operator," and the signatory party or parties other than Operator, hereinafter referred to individually as "Non-Operator," and collectively as "Non-Operators."

WHEREAS, the parties to this agreement are owners of Oil and Gas Leases and/or Oil and Gas Interests in the land identified in Exhibit "A" (said land, Leases and Interests being hereinafter called the "Contract Area"), and in any instance in which the Leases or Interests of a party are not of record, the record owner and the party hereto that owns the interest or rights therein are reflected on Exhibit "A";

WHEREAS, the parties hereto have executed an Operating Agreement dated **January 7, 2008** (herein the "Operating Agreement"), covering the Contract Area for the purpose of exploring and developing such lands, Leases and Interests for Oil and Gas; and

WHEREAS, the parties hereto have executed this agreement for the purpose of imparting notice to all persons of the rights and obligations of the parties under the Operating Agreement and for the further purpose of perfecting those rights capable of perfection.

NOW, THEREFORE, in consideration of the mutual rights and obligations of the parties hereto, it is agreed as follows:

1. This agreement supplements the Operating Agreement, which Agreement in its entirety is incorporated herein by reference, and all terms used herein shall have the meaning ascribed to them in the Operating Agreement.

2. The parties do hereby agree that:

A. The Oil and Gas Leases and/or Oil and Gas Interests of the parties comprising the Contract Area shall be subject to and burdened with the terms and provisions of this agreement and the Operating Agreement, and the parties do hereby commit such Leases and Interests to the performance thereof.

B. The exploration and development of the Contract Area for Oil and Gas shall be governed by the terms and provisions of the Operating Agreement, as supplemented by this agreement.

C. All costs and liabilities incurred in operations under this agreement and the Operating Agreement shall be borne and paid, and all equipment and materials acquired in operations on the Contract Area shall be owned, by the parties hereto, as provided in the Operating Agreement.

D. Regardless of the record title ownership to the Oil and Gas Leases and/or Oil and Gas Interests identified on Exhibit "A," all production of Oil and Gas from the Contract Area shall be owned by the parties as provided in the Operating Agreement; provided nothing contained in this agreement shall be deemed an assignment or cross-assignment of interests covered hereby.

E. Each party shall pay or deliver, or cause to be paid or delivered, all burdens on its share of the production from the Contract Area as provided in the Operating Agreement.

F. An overriding royalty, production payment, net profits interest or other burden payable out of production hereafter created, assignments of production given as security for the payment of money and those overriding royalties, production payments and other burdens payable out of production heretofore created and defined as Subsequently Created Interests in the Operating Agreement shall be (i) borne solely by the party whose interest is burdened therewith, (ii) subject to suspension if a party is required to assign or relinquish to another party an interest which is subject to such burden, and (iii) subject to the lien and security interest hereinafter provided if the party subject to such burden fails to pay its share of expenses chargeable hereunder and under the Operating Agreement, all upon the terms and provisions and in the times and manner provided by the Operating Agreement.

G. The Oil and Gas Leases and/or Oil and Gas Interests which are subject hereto may not be assigned or transferred except in accordance with those terms, provisions and restrictions in the Operating Agreement regulating such transfers.

This agreement and the Operating Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective heirs, devisees, legal representatives, and assigns, and the terms hereof shall be deemed to run with the leases or interests included within the lease Contract Area.

H. The parties shall have the right to acquire an interest in renewal, extension and replacement leases, leases proposed to be surrendered, wells proposed to be abandoned, and interests to be relinquished as a result of non-participation in subsequent operations, all in accordance with the terms and provisions of the Operating Agreement.

AAPL – FORM 610RS - 1989

I. The rights and obligations of the parties and the adjustment of interests among them in the event of a failure or loss of title, each party's right to propose operations, obligations with respect to participation in operations on the Contract Area and the consequences of a failure to participate in operations, the rights and obligations of the parties regarding the marketing of production, and the rights and remedies of the parties for failure to comply with financial obligations shall be as provided in the Operating Agreement.

J. Each party's interest under this agreement and under the Operating Agreement shall be subject to relinquishment for its failure to participate in subsequent operations and each party's share of production and costs shall be reallocated on the basis of such relinquishment, all upon the terms and provisions provided in the Operating Agreement.

K. All other matters with respect to exploration and development of the Contract Area and the ownership and transfer of the Oil and Gas Leases and/or Oil and Gas Interest therein shall be governed by the terms and provisions of the Operating Agreement.

3. The parties hereby grant reciprocal liens and security interests as follows:

A. Each party grants to the other parties hereto a lien upon any interest it now owns or hereafter acquires in Oil and Gas Leases and Oil and Gas Interests in the Contract Area, and a security interest and/or purchase money security interest in any interest it now owns or hereafter acquires in the personal property and fixtures on or used or obtained for use in connection therewith, to secure performance of all of its obligations under this agreement and the Operating Agreement including but not limited to payment of expense, interest and fees, the proper disbursement of all monies paid under this agreement and the Operating Agreement, the assignment or relinquishment of interest in Oil and Gas Leases as required under this agreement and the Operating Agreement, and the proper performance of operations under this agreement and the Operating Agreement. Such lien and security interest granted by each party hereto shall include such party's leasehold interests, working interests, operating rights, and royalty and overriding royalty interests in the Contract Area now owned or hereafter acquired and in lands pooled or unitized therewith or otherwise becoming subject to this agreement and the Operating Agreement, the Oil and Gas when extracted therefrom and equipment situated thereon or used or obtained for use in connection therewith (including, without limitation, all wells, tools, and tubular goods), and accounts (including, without limitation, accounts arising from the sale of production at the wellhead), contract rights, inventory and general intangibles relating thereto or arising therefrom, and all proceeds and products of the foregoing.

B. Each party represents and warrants to the other parties hereto that the lien and security interest granted by such party to the other parties shall be a first and prior lien, and each party hereby agrees to maintain the priority of said lien and security interest against all persons acquiring an interest in Oil and Gas Leases and Interests covered by this agreement and the Operating Agreement by, through or under such party. All parties acquiring an interest in Oil and Gas Leases and Oil and Gas Interests covered by this agreement and the Operating Agreement, whether by assignment, merger, mortgage, operation of law, or otherwise, shall be deemed to have taken subject to the lien and security interest granted by the Operating Agreement and this instrument as to all obligations attributable to such interest under this agreement and the Operating Agreement whether or not such obligations arise before or after such interest is acquired.

C. To the extent that the parties have a security interest under the Uniform Commercial Code of the state in which the Contract Area is situated, they shall be entitled to exercise the rights and remedies of a secured party under the Code. The bringing of a suit and the obtaining of judgment by a party for the secured indebtedness shall not be deemed an election of remedies or otherwise affect the lien rights or security interest as security for the payment thereof. In addition, upon default by any party in the payment of its share of expenses, interest or fees, or upon the improper use of funds by the Operator, the other parties shall have the right, without prejudice to other rights or remedies, to collect from the purchaser the proceeds from the sale of such defaulting party's share of Oil and Gas until the amount owed by such party, plus interest, has been received, and shall have the right to offset the amount owed against the proceeds from the sale of such defaulting party's share of Oil and Gas. All purchasers of production may rely on a notification of default from the non-defaulting party or parties stating the amount due as a result of the default, and all parties waive any recourse available against purchasers for releasing production proceeds as provided in this paragraph.

D. If any party fails to pay its share of expenses within one hundred-twenty (120) days after rendition of a statement therefor by Operator the non-defaulting parties, including Operator, shall, upon request by Operator, pay the unpaid amount in the proportion that the interest of each such party bears to the interest of all such parties. The amount paid by each party so paying its share of the unpaid amount shall be secured by the liens and security rights described in this paragraph 3 and in the Operating Agreement, and each paying party may independently pursue any remedy available under the Operating Agreement or otherwise.

E. If any party does not perform all of its obligations under this agreement or the Operating Agreement, and the failure to perform subjects such party to foreclosure or execution proceedings pursuant to the provisions of this agreement or the Operating Agreement, to the extent allowed by governing law, the defaulting party waives any available right of redemption from and after the date of judgment, any required valuation or appraisement of the mortgaged or secured property prior to sale, any available right to stay execution or to require a marshalling of assets and any required bond in the event a receiver is appointed. In addition, to the extent permitted by applicable law, each party hereby grants to the other parties a power of sale as to any property that is subject to the lien and security rights granted hereunder or under the Operating Agreement, such power to be exercised in the manner provided by applicable law or otherwise in a commercially reasonable manner and upon reasonable notice.

F. The lien and security interest granted in this paragraph 3 supplements identical rights granted under the Operating Agreement.

G. To the extent permitted by applicable law, Non-Operators agree that Operator may invoke or utilize the mechanics' or materialmen's lien law of the state in which the Contract Area is situated in order to secure the payment to Operator of any sum due under this agreement and the Operating Agreement for services performed or materials supplied by Operator.

H. The above described security will be financed at the wellhead of the well or wells located on the Contract Area and this Recording Supplement may be filed in the land records in the County or Parish in which the Contract Area is located, and as a financing statement in all recording offices required under the Uniform Commercial Code or other applicable state statutes to perfect the above-described security interest, and any party hereto may file a continuation statement as necessary under the Uniform Commercial Code, or other state laws.

- 2 -

AAPL – FORM 610RS - 1989

4. This agreement shall be effective as of the date of the Operating Agreement as above recited. Upon termination of this agreement and the Operating Agreement and the satisfaction of all obligations thereunder, Operator is authorized to file of record in all necessary recording offices a notice of termination, and each party hereto agrees to execute such a notice of termination as to Operator's interest, upon the request of Operator, if Operator has complied with all of its financial obligations.

5. This agreement and the Operating Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, devisees, legal representatives, successors and assigns. No sale, encumbrance, transfer or other disposition shall be made by any party of any interest in the Leases or Interests subject hereto except as expressly permitted under the Operating Agreement and, if permitted, shall be made expressly subject to this agreement and the Operating Agreement and without prejudice to the rights of the other parties. If the transfer is permitted, the assignee of an ownership interest in any Oil and Gas Lease shall be deemed a party to this agreement and the Operating Agreement as to the interest assigned from and after the effective date of the transfer of ownership; provided, however, that the other parties shall not be required to recognize any such sale, encumbrance, transfer or other disposition for any purpose hereunder until thirty (30) days after they have received a copy of the instrument of transfer or other satisfactory evidence thereof in writing from the transferor or transferee. No assignment or other disposition of interest by a party shall relieve such party of obligations previously incurred by such party under this agreement or the Operating Agreement with respect to the interest transferred, including without limitation the obligation of a party to pay all costs attributable to an operation conducted under this agreement and the Operating Agreement in which such party has agreed to participate prior to making such assignment, and the lien and security interest granted by Article VII.B. of the Operating Agreement and hereby shall continue to burden the interest transferred to secure payment of any such obligations.

6. In the event of a conflict between the terms and provisions of this agreement and the terms and provisions of the Operating Agreement, then, as between the parties, the terms and provisions of the Operating Agreement shall control.

7. This agreement shall be binding upon each Non-Operator when this agreement or a counterpart thereof has been executed by such Non-Operator and Operator notwithstanding that this agreement is not then or thereafter executed by all of the parties to which it is tendered or which are listed on Exhibit "A" as owning an interest in the Contract Area or which own, in fact, an interest in the Contract Area. In the event that any provision herein is illegal or unenforceable, the remaining provisions shall not be affected, and shall be enforced as if the illegal or unenforceable provision did not appear herein.

8. Other provisions.

- 3 -

AAPL – FORM 610RS – 1989

Reef Exploration, LP ______, who has prepared and circulated this form for execution, represents and warrants that the form was printed from and, with the exception(s) listed below, is identical to the AAPL Form 610RS-1989 Model Form Recording Supplement to Operating Agreement and Financing Statement, as published in computerized form by Forms On-A-Disk, Inc. No changes, alterations, or modifications, other than those made by strikethrough and/or insertion and that are clearly recognizable ~~as changes in Articles~~, have been made to the form.

IN WITNESS WHEREOF, this agreement shall be effective as of the **7th** day of **January~~,~~ 2008**.

OPERATOR

ATTEST OR WITNESS

By:

~~Type or Print Name~~**Michael J. Mauceli**

Title: **Managing Member**

Date: 1-7-2008

Address: **1901 N. Central Expressway, Ste. 300 Richardson, TX 75080**

NON-OPERATORS

ATTEST OR WITNESS

Reef Income & Development Fund III
By Reef Oil & Gas Partners LP, general partner
By Reef Oil & Gas Partners, GP, LLC, general partner

By:

~~Type or Print Name~~**Michael J. Mauceli**

Title: **Managing Member**

Date: 1-7-2008

Address: **1901 N. Central Expressway, Ste. 300, Ricahrdson, TX 75080**

ATTEST OR WITNESS

By:

~~Type or Print Name~~**H. Patrick Seale**

Title: **President**

Date:

Address: **415 West Wall, Ste. 625, Midland, TX 79701**

ATTEST OR WITNESS

Davric Corporation

By:

~~Type or Print Name~~**Jerry E. Polis**

Title: **President**

Date:

Address: **980 American Pacific Dr., Ste. 111, Henderson, NV 98014**

- 4 -

AAPL – FORM 610RS - 1989

ACKNOWLEDGMENTS

NOTE:

The following forms of acknowledgment are the short forms approved by the Uniform Law on Notarial Acts. The validity and effect of these forms in any state will depend upon the statutes of that state.

State of ____________________ §

§ ss.

County of __________________ §

This instrument was acknowledged before me on ______________________________

by ____

(Seal, if any)

____

Title (and Rank) ______________________

My commission expires: ________________

State of **Texas** §

§ ss.

County of **Dallas** §

This instrument was acknowledged before me on **January 7, 2008**

by **Michael J. Mauceli** as **Managing Member** of

Reef Exploration, GP, LLC.

(Seal, if any)

ELAINE PALMER
My Commission Expires
June 6, 2008

Elaine Palmer

Title (and Rank) Notary

My commission expires: 6-6-08

- 5 -

AAPL – FORM 610RS - 1989

ACKNOWLEDGMENTS

NOTE:

The following forms of acknowledgment are the short forms approved by the Uniform Law on Notarial Acts. The validity and effect of these forms in any state will depend upon the statutes of that state.

State of __________________ §

§ ss.

County of _________________ §

This instrument was acknowledged before me on ____

by ____

(Seal, if any)

____

Title (and Rank) ______________________

My commission expires: _________________

State of **Texas** §

§ ss.

County of **Dallas** §

This instrument was acknowledged before me on **January 7, 2008**

by **Michael J. Mauceli** as **Manager** of **Reef Oil & Gas Partners, GP, LLC**.

(Seal, if any)

ELAINE PALMER
My Commission Expires
June 6, 2008

Elaine Palmer

Title (and Rank) Notary

My commission expires: 6-6-08

- 5 -

AAPL – FORM 610RS - 1989

ACKNOWLEDGMENTS

NOTE:

The following forms of acknowledgment are the short forms approved by the Uniform Law on Notarial Acts. The validity and effect of these forms in any state will depend upon the statutes of that state.

State of ________________ §

§ ss.

County of ________________ §

This instrument was acknowledged before me on ______________________________

by ____

(Seal, if any)

____

Title (and Rank) ____________________

My commission expires: ____________________

State of **Texas** §

§ ss.

County of **Dallas** §

This instrument was acknowledged before me on **January 7, 2008**

by **H. Patrick Seale** as **President** of

SPI Operations LLC.

(Seal, if any)

NOTARY PUBLIC STATE OF TEXAS
ELAINE PALMER
My Commission Expires
June 6, 2008

Elaine Palmer

Title (and Rank) Notary

My commission expires: 6-6-08

- 5 -

EXHIBIT "A"

Attached to and made a part of that certain Model Form Recording Supplement to Operating Agreement and Financing Statement by and between Reef Exploration, L.P., as Operator, and, Reef Income & Development Fund III, et al as Non-Operators dated January 7, 2008.

1. <u>The Leases:</u>

2. <u>Description of lands subject to this agreement:</u>

<u>Dean Unit:</u>

<u>Dean "B" Unit:</u>

<u>Tract 3</u> -	E/2 S/2 W/2 W/2 W/2 of League 91
<u>Tract 4</u> -	E/2 W/2 W/2 of League 91
<u>Tract 5</u> -	E/2 W/2 of League 91; Labors 3,4,5,6,8,9,16,18, S/2 of Labor 15 and the West 1,543.79 acres, less the west 480 acres thereof of League 90 and the Northwest 35.4 acres of the west 441.75 acres of the east ¾ of League 89
<u>Tract 6</u> -	West 480 acres of League 90
<u>Tract 7</u> -	Labor 7, League 90
<u>Tract 8</u> -	Labor 10, League 90
<u>Tract 9</u> -	N/2 and SE/4 of Labor 17, League 90
<u>Tract 10</u> -	N/2 of Labor 15, League 90
<u>Tract 11</u> -	NW/35.4 acres of Labor 5, League 89
<u>Tract 12</u> -	SW/4 of Labor 17, League 90

<u>Dean "K" Unit:</u>

3. <u>Restrictions, if any, as to depths, formations, or substances:</u>

<u>Dean "B" Unit:</u>

<u>Tract 3</u>:	Surface to 5,200 feet only;
<u>Tract 4</u>:	Surface to 5,700 feet only;
<u>Tract 7</u>:	Surface to 5,500 feet only;

and as may be further limited by the terms of the Oil and Gas Leases or Assignments of same.

6

SCHEDULE 5 (d)

Exceptions to Special Warranty

None

SCHEDULE 5 (q)

Dean "K"

Patricia Dean Boswell
John Henry Dean, III Revocable Management Trust

Dean Unit

Patricia Dean Boswell
John Henry Dean, III Revocable Management Trust

Dean "B" Unit

Clarence Brodie & Patricia Hyde
Patricia Dean Boswell
P N Wiggins, Jr. Estate
John Henry Dean, III Revocable Management Trust
Patricia Hyde, Mineral Trust
Frances W. Hyde, Grandchildren's Trust
Stacy Allen Strudivant
Florine Elaine Parker
David Allen Hampton
Pamela Elaine Dabney
Mobil Producing Texas & New Mexico, Inc.
Mortimer Merritt
Stephen McKnight, Husband
Marcy McKinght Darsey
Sarah Chumney Lewis
Linda Kay Cecil Edwards
Michael Cecil, Estate
Keith Cecil, Jr.
E. W. Cecil
John Campbell Rogers
Cynthia Kittler
Cass Electrical Construction Co.
Carruth Trucking Company
Lubbock Machine & Supple Company

SCHEDULE 5 (v)

Maintenance of Interest – Vendors to be paid on the Closing Date

1.	Permian Pump & Supply (Total):	$875.99
2.	Ram Backhoe Service, LLC (Total):	$1476.18
3.	Reef Services, LLC (Total):	$26,821.71
4.	Southwest Meter & Supply Co. (Total):	$56,175.54
5.	Southwest Meter Repair Co., Inc. (Total):	$17,288.25
	Total:	$102,637.67

AGREEMENT

This Agreement (“Agreement”) is entered into this 8th day of January 2008, by and between Sierra-Dean Production Company LP, a Texas limited partnership (“Seller”) and Reef Oil & Gas Income and Development Fund III, L.P., a Texas limited partnership (“Buyer”). The Buyer and Seller may be collectively referred to herein as the “Parties” and individually as a “Party.”

WHEREAS, the Parties intend to enter into that certain Purchase and Sale Agreement dated January 7, 2008 (the “PSA”), whereby Seller is selling certain interests to Buyer in the Dean, Dean B and Dean K Units, Cochran County, Texas, as are more fully described in the PSA (the “Units”); and

WHEREAS, the Parties acknowledge that the Purchase Price, as defined in the PSA, was based upon the representation by Seller that it owns its interests in the leases comprising the Dean Unit at an 87.5% net revenue interest, whereas, Seller, in fact, owns only an 80% net revenue interest in its interest in such leases, with the difference being referred to hereinafter as the “NRI Deficit” and that it is not economically feasible for Buyer to enter into the PSA without an economic remedy to compensate it for the NRI Deficit; and

WHEREAS, the Parties desire to sign the PSA and close the transaction contemplated thereby, and have agreed that the “NRI Deficit” shall be remedied by the terms of this Agreement and not pursuant to the terms of the PSA.

NOW, THEREFORE, in consideration of their mutual promises contained herein, the benefits to be derived by each party hereunder, including the consummation of the transaction contemplated by the PSA, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller agree as follows:

1

1.           Capitalized terms in this Agreement that are not defined herein shall have the meaning as defined in the PSA.

2.           In order to provide the Buyer the same monthly revenue from production from the Dean Unit as it would be entitled to if Seller had owned its interest in the Dean Unit at a 87.5% net revenue interest, each month an amount will be deducted from Seller’s gross revenue from production from the Units and paid to Buyer equal to the difference that occurs when you subtract the amount of Buyer’s revenue from the Dean Unit, calculated by multiplying the gross revenue by the B & E WI times 80% from the amount Buyer would have received that month had Seller owned the interest in the Dean Unit at an 87.5% net revenue interest, calculated by multiplying the gross revenue by the B & E WI times 87.5% (the “NRI Deficit Payment”). By way of example, upon closing the PSA, Seller will assign to Buyer a 41% working interest and a 32.8% net revenue interest (41% x 80% NRI). The NRI Deficit Payment for the first month will be calculated by subtracting the amount payable to Buyer being 32.8% times the gross revenue from the Dean Unit from the amount Buyer should have received, calculated by multiplying the gross revenue from the Dean Unit by 35.875% (41% x 87.5%, NRI). The NRI Deficit Payment shall be calculated and paid each month during the five (5) year Acquisition Period based upon the Buyer’s actual B & E WI for such month.

3.           RELP, as Operator under the Joint Operating Agreement, and any successor operator, is hereby authorized by Seller to deduct the NRI Deficit Payment from Seller’s gross revenue from production from the Units and remit said monies on a monthly basis to Buyer.

4.           Upon payment of the NRI Deficit Payment for production from the last month of the Acquisition Period, the NRI Deficit Payments shall cease.

2

5.           Within ninety (90) days after the date the Acquisition Period terminates, Seller shall be obligated to compensate Buyer for the ongoing loss to Buyer due to the NRI Deficit by paying to Buyer a sum equal to the difference between the value of the B & E WI in the Dean Unit at an 80% NRI (B & E WI x 80% x value of Dean Unit) and the value of the B & E WI in the Dean Unit at an 87.5% NRI (B & E WI x 87.5% x value of Dean Unit) (the “Final NRI Deficit Payment”). To determine the Dean Unit values, the Parties shall engage the services of a qualified appraiser to be selected by Buyer, after consultation with Seller, to conduct an appropriate evaluation of the Units. Said evaluation shall be conducted promptly, and the firm will be required to issue a written report setting forth the then current value of each Unit (the “Evaluation Report”). Seller will pay the cost of said appraisal.

6.           Seller shall pay to Buyer the Final NRI Deficit Payment within thirty (30) days of receipt of the Evaluation Report.

7.           The payment of the Final NRI Deficit Payment may be paid, at Seller’s option, to Buyer in cash or by assignment to Buyer of additional interests in the Units, equivalent in value to the Final NRI Deficit Payment, as said values are set forth in the Evaluation Report.

8.           In the event Seller re-acquires Buyer’s interests pursuant to Article 4 (h) of the PSA, the NRI Deficit Payments shall cease effective with the last day of production payable to Buyer, and Seller shall have no obligation to Buyer pursuant to Article 5 hereof.

9.           A copy of the Assignment attached hereto shall be executed by Seller and delivered to Buyer at Closing pursuant to Article 8(b)(i) of the PSA in lieu of the form attached as Exhibit I to the PSA. The form of Assignment attached hereto shall also be utilized to make assignments of Monthly Earned Working Interest pursuant to Article 4(f) of the PSA in lieu of the form attached as Exhibit F to the PSA.

10.         This Agreement shall be considered a supplement to the PSA entered into solely for the purposes set forth herein and shall control in the event of any conflict with the PSA.

This Agreement is executed this 8th day of January 2008.

3

“SELLER”
SIERRA-DEAN PRODUCTION COMPANY LP

By:	SPI Operations, LLC
Its General Partner.

By:
H. Patrick Seale, President

“BUYER”
REEF OIL & GAS INCOME AND
DEVELOPMENT FUND III, L.P.

By:	Reef Oil & Gas Partners, LP,
Its General Partner

By:	Reef Oil & Gas Partners, GP, LLC,
Its General Partner

By:
Michael J. Mauceli, Manager

4

ASSIGNMENT

STATE OF TEXAS	)
KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF COCHRAN	)

I.

THAT, SIERRA-DEAN PRODUCTION COMPANY, LP, a Texas limited partnership, whose general partner is SPI Operations, LLC, whose principal address is 415 West Wall Street, Midland, Texas 79701, (“ASSIGNOR”), for and in consideration of the sum of ONE HUNDRED DOLLARS AND NO CENTS ($100.00), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, has SOLD, TRANSFERRED AND CONVEYED and, subject to the terms and provisions contained herein, does hereby SELL, TRANSFER, ASSIGN, AND CONVEY unto REEF OIL & GAS INCOME AND DEVELOPMENT FUND III, L.P., a Texas limited partnership, whose general partner is Reef Oil & Gas Partners, GP, LLC, whose principal address is 1901 North Central Expressway, Suite 300, Richardson, Texas 75080, (“ASSIGNEE”), interests in and to the properties described below in this Paragraph I (collectively called the “Assets”) as follows: 1.) a 41% of 8/8ths interest in and to the Assets insofar as they are located within the confines of, are appurtenant to or affect the “Dean Unit”, a 41% of 8/8ths interest in and to the Assets insofar as they are located within the confines of, are appurtenant to or affect the “Dean B Unit” (as the “Dean Unit” and the “Dean B Unit” are described on Exhibit B hereto) and 2.) a 50% of 8/8ths interest in and to the Assets insofar as they are located within the confines of, are appurtenant to or affect the “Dean K Unit” (as the “Dean K Unit” is described on Exhibit B):

THE ASSETS

A.	The oil and gas leases specifically described on Exhibit “A” attached hereto and made a part hereof;

B.
All presently existing and effective unitization, pooling and communitization agreements, declarations and orders (including, but not limited to, all units and pooled areas formed pursuant to orders, regulations, rules or other actions of a federal, state or other governmental agency having jurisdiction) and the properties or units created thereby;

C.
The contracts and agreements listed in Exhibit “C” attached hereto (the “Contracts”). In the event there are other agreements or contracts necessary or desirable with respect to the operations being conducted on the Units, at its option, Buyer shall be entitled to the benefits of such contracts or agreements; and

D.
All oil and gas wells (including any currently held contractual right to a reversionary or after payout interest in any well), water wells, salt water disposal wells, injection wells, and all personal property, equipment, structures and fixtures (including, but not limited to tanks, pumps, pipelines, flowlines and waterlines) as of the Effective Date and used or obtained solely in connection with the production, treatment, sale or disposal of hydrocarbons or produced water therefrom or attributable thereto.

II.

ASSIGNOR and ASSIGNEE agree that ASSIGNOR will retain an interest in the Assets (hereinafter “Assignor’s Retained Interest”) after the Effective Date. This Assignment is expressly made subject to the terms and conditions of purchase contained in that certain Purchase and Sale Agreement by and between Assignor and Assignee dated January 7, 2008 (hereinafter the “Purchase and Sale Agreement”), pursuant to which Assignee acquired its interest in the Assets, and the terms and conditions contained in that certain Agreement by and between Assignor and Assignee dated January 8, 2008 (the “Agreement”) whereby Assignor is obligated to make payments to Assignee to be deducted from revenues attributable to Assignor’s Retained Interest. Under the terms of the Purchase and Sale Agreement, ASSIGNEE has the right to acquire additional interests in and to Assignor’s Retained Interest. Any future assignment or grant of a lien or security interest by ASSIGNOR in and to Assignor’s Retained Interest shall be subject to the terms and conditions of the Purchase and Sale Agreement and the Agreement.

2

III.

A.           This Assignment and the terms and obligations contained herein shall be binding upon and shall inure to the benefit of ASSIGNOR and ASSIGNEE and their respective heirs, successors and assigns, and shall constitute covenants running with the land. All provisions herein are solely and exclusively for the benefit of ASSIGNOR and ASSIGNEE and their successors and assigns, and no other person shall be deemed a beneficiary or have standing to require the satisfaction of their terms.

B.           ASSIGNOR binds itself, its successors and assigns, to warrant and defend all and singular the interests assigned and described herein to ASSIGNEE, its successors and assigns, forever against every person whomsoever lawfully claiming such interests, or any part of such interests, by, through and under ASSIGNOR but not otherwise.

EXECUTED on the dates contained in the acknowledgments of this instrument, but to be effective for all purposes as of December 1, 2007 at 7:00 a.m. at the location of the Assets (hereinafter the “Effective Date”).

“ASSIGNOR”
SIERRA-DEAN PRODUCTION COMPANY LP

By:	SPI Operations, LLC
Its General Partner

By:
H. Patrick Seale, President

3

“ASSIGNEE”
REEF OIL & GAS INCOME AND
DEVELOPMENT FUND III, L.P.

By:	Reef Oil & Gas Partners, LP,
Its General Partner

By:	Reef Oil & Gas Partners, GP, LLC,
Its General Partner

By:
Michael J. Mauceli, Manager

STATE OF TEXAS	)

COUNTY OF DALLAS	)

On this 8th day of January, 2008, before me appeared H. Patrick Seale, to me personally known, who acknowledged to me that he is the President of SPI OPERATIONS LLC, General Partner of SIERRA-DEAN PRODUCTION COMPANY, LP, a Texas Limited Partnership, and that he signed the foregoing instrument on behalf of said Limited Partnership as the free act and deed of said Limited Partnership.

NOTARY PUBLIC

STATE OF TEXAS	)

COUNTY OF DALLAS	)

On this 8th day of January, 2008, before me appeared Michael J. Mauceli, to me personally known, who acknowledged to me that he is the Manager of REEF OIL & GAS PARTNERS, GP, LLC, the General Partner of REEF OIL & GAS PARTNERS, L.P., the General Partner of REEF OIL & GAS INCOME AND DEVELOPMENT FUND III, L.P., a Texas Limited Partnership, and that he signed the foregoing instrument on behalf of the Limited Partnership as the free act and deed of said Limited Partnership.

NOTARY PUBLIC

4

EXHIBIT “A”

Attached to and made a part of that certain Assignment, effective December 1, 2007 by and between Sierra-Dean Production Company, LP, Assignor and Reef Oil & Gas Income and Development Fund III, L.P., Assignee.

The Leases

1.           Oil and Gas Lease dated May 31, 1937, recorded in Vol. 1, page 625 of the Oil and Gas Lease Records of Cochran County, Texas, from Carrie Slaughter Dean, as lessor, to P.N. Wiggins, as lessee;

2.           Oil and Gas Lease dated April 5, 1937, recorded in Vol. 1, page 435 of the Oil and Gas Lease Records of Cochran County, Texas, from Carrie Slaughter Dean, as lessor, to P.N. Wiggins, as lessee;

3.           Oil and Gas Lease dated January 3, 1939, recorded in Vol. 2, page 350 of the Oil and Gas Lease Records of Cochran County, Texas, from Carrie Slaughter Dean, as lessor, to Honolulu Oil Corporation, as lessee; and

4.           Oil and Gas Lease dated November 15, 1951, from Carrie Slaughter Dean to E. Constantin, Jr. recorded in Vol. 10, page 571 of the Oil and Gas Lease Records of Cochran County, Texas.

5

EXHIBIT “B”

Attached to and made a part of that certain Assignment by and between Sierra - Dean Production Company, L.P., Assignor, and Reef Oil & Gas Income & Development Fund III, Assignee, effective December 1, 2007.

1.	Description of lands subject to this Assignment:

Dean Unit:

Labors 1, 12 and 13, League 89, Lipscomb County School Land and Labors 1, 2, 12 and 13, League 90, Lipscomb County School Land, Cochran County, Texas.

Dean “B” Unit:

Tract 3 -	E/2 S/2 W/2 W/2 W/2 of League 91
Tract 4 -	E/2 W/2 W/2 of League 91
Tract 5 -
E/2 W/2 of League 91; Labors 3, 4, 5, 6, 8, 9, 16, 18, S/2 of Labor 15 and the West 1,543.79 acres, less the west 480 acres thereof of League 90 and the Northwest 35.4 acres of the west 441.75 acres of the East 3/4 of League 89

Tract 6 -	West 480 acres of League 90
Tract 7 -	Labor 7, League 90
Tract 8 -	Labor 10, League 90
Tract 9 -	N/2 and SE/4 of Labor 17, League 90
Tract 10 -	N/2 of Labor 15, League 90
Tract 11 -	NW/35.4 acres of Labor 5, League 89
Tract 12 -	SW/4 of Labor 17, League 90

All located in Lipscomb County School Land, Cochran County, Texas.

Dean “K” Unit

W/2 N/2 W/2 W/2 of League 91, Lipscomb County School Land, containing 276.94 acres, more or less.

2.	Restrictions, if any, as to depths, formations, or substances:

Dean “B” Unit

Tract 3:	Surface to 5200 feet only;
Tract 4:	Surface to 5750 feet only;
Tract 7:	Surface to 5500 feet only;

6

EXHIBIT “C”

Attached to and made part of that certain Assignment, effective December 1, 2007, by and between Sierra-Dean Production Company, LP and Reef Oil & Gas Income and Development Fund III, L.P.

List of Contracts

Contract File No.	Type	Date Executed	Other Party

032647-C	Electric Service Agreement	03/18/1966	Southwestern Public Service Co.
69081	Cooperative Waterflood Agreement	08/02/1966	Sun Oil Co.
69108	Cooperative Waterflood Agreement	08/03/1966	Tidewater
73903	Salt Water Disposal Agreement	12/01/1969	Amoco Production Co.
91036	Cooperative Waterflood Agreement	11/06/1974	Great Western Drilling Co.
94821	Casinghead Gas Contract	01/01/1978	Amoco Production Co.
1000261	Injection Well & Water Sales Agreement	04/29/1980	Amoco Production Co.
032647-D	Electric Service Agreement	03/18/1966	Southwestern Public Service Co.
84041	Cooperative Waterflood Agreement	04/01/1973	Burk Royalty Company
73265	Cooperative Waterflood Agreement	01/13/1969	Pennzoil (Gulf Oil Co.)
100262	Cooperative Waterflood Agreement	04/24/1980	Crown Central Petroleum Corp.

1.)           Contracts a.) 032647-C, b.) 69081, c.) 69108, d.) 73903, e.) 91036, f.) 94821 and g.) 1000261 pertain to the Dean B Unit.

2.)           Contracts a.) 1000261, b.) 032647-D, c.) 84041, d.) 73265 and e.) 100262 pertain to the Dean Unit.

7